                                                                    EXHIBIT 10.1

                           STOCK PURCHASE AGREEMENT

                                 by and among


                     CB COMMERCIAL REAL ESTATE GROUP, INC.

                                       and

                     CB COMMERCIAL MORTGAGE COMPANY, INC.

                               on the one hand,

                                      and

                              LAWRENCE J. MELODY

                                      and

                               JOHN M. BRADLEY,

                               on the other hand



                                 June 27, 1996

                               TABLE OF CONTENTS
                               -----------------

                                                                                 Page
                                                                                 ----
ARTICLE 1 DEFINITIONS...........................................................   1
     1.1    Certain Definitions.................................................   1
     1.2    Other Definitions...................................................   7

ARTICLE 2 PURCHASE AND SALE OF STOCK............................................   8

ARTICLE 3 PURCHASE PRICE AND METHOD OF PAYMENT..................................   8

ARTICLE 4 THE CLOSING...........................................................   8
     4.1    Closing.............................................................   8
     4.2    Closing Deliveries..................................................   8

ARTICLE 5 REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS....................   9
     5.1    Capitalization and Ownership........................................   9
     5.2    Organization........................................................  10
     5.3    Authority; Non-Contravention........................................  10
     5.4    No Consents.........................................................  11
     5.5    Financial Statements................................................  11
     5.6    Absence of Undisclosed Liabilities..................................  12
     5.7    Adequate Capitalization.............................................  12
     5.8    No Adverse Knowledge................................................  12
     5.9    Legal Compliance....................................................  12
     5.10   Title to Assets.....................................................  13
     5.11   Contracts...........................................................  13
     5.12   Real Property.......................................................  15
     5.13   Tax Matters.........................................................  15
     5.14   Intellectual Property...............................................  16
     5.15   Accounts Receivable.................................................  17
     5.16   Debt Instruments....................................................  17
     5.17   Litigation..........................................................  18
     5.18   Employee Agreements.................................................  18
     5.19   Labor Matters.......................................................  18
     5.20   Employee Benefit Plans..............................................  19
     5.21   Environmental, Health and Safety....................................  20
     5.22   Absence of Certain Changes..........................................  21
     5.23   Insurance...........................................................  22
     5.24   Force Majeure.......................................................  22
     5.25   Brokers.............................................................  23
     5.26   Full Disclosure.....................................................  23

ARTICLE 6 ADDITIONAL REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS.........  23
     6.1    Authority...........................................................  23
     6.2    Consent of Spouse...................................................  23

ARTICLE 7 REPRESENTATIONS AND WARRANTIES OF CBM AND CBC.........................  23
     7.1    Organization........................................................  23
     7.2    Authority...........................................................  24
     7.3    SEC Documents.......................................................  24
     7.4    Financial Statements................................................  24
     7.5    Non-Contravention...................................................  25
     7.6    No Adverse Knowledge................................................  25
     7.7    Legal Compliance....................................................  26
     7.8    Brokers.............................................................  26
     7.9    Litigation..........................................................  26
     7.10   Absence of Certain Changes..........................................  27
     7.11   Absence of Undisclosed Liabilities Relating to CBC Mortgage
            Origination Business................................................  27
     7.12   Full Disclosure.....................................................  27

ARTICLE 8 COVENANTS OF THE SHAREHOLDERS.........................................  27
     8.1    Ordinary Course.....................................................  27
     8.2    Dividends and Distributions; Changes in Ownership Interests.........  27
     8.3    No Other Bids.......................................................  27
     8.4    No Acquisitions.....................................................  28
     8.5    No Dispositions.....................................................  28
     8.6    Benefit Plans, Etc..................................................  28
     8.7    Access to Information...............................................  28
     8.8    Communications......................................................  28
     8.9    Update to Disclosures...............................................  29
     8.10   Good Faith..........................................................  29
     8.11   Conditions Regarding Customer Contact...............................  29

ARTICLE 9 COVENANTS OF THE CB COMPANIES.........................................  29
     9.1    Ordinary Course.....................................................  29
     9.2    No Other Bids.......................................................  30
     9.3    Access to Information; Confidentiality..............................  30
     9.4    Communications......................................................  30
     9.5    Update to Disclosures...............................................  30
     9.6    Good Faith..........................................................  31
     9.7    Conditions Regarding Customer Contact...............................  31

ARTICLE 10 ADDITIONAL AGREEMENTS................................................  31
     10.1   Conditions to the Transaction.......................................  31
     10.2   State Statutes......................................................  31
     10.3   Pre-Closing Tax Liability; Tax Returns of LJMCo.....................  31
     10.4   Allocation of Certain Accounts Receivable...........................  32
     10.5   Integration of Mortgage Origination Business........................  33
     10.6   Employee Equity Equivalent Program..................................  34
     10.7   CBM's Business Operations...........................................  34
     10.8   LJMCo Business Management...........................................  35
     10.9   LJM Administrative Services.........................................  36
     10.10  Key Person Life Insurance...........................................  36
     10.11  Merger of LJMCo and CBM.............................................  36
     10.12  Letters of Credit...................................................  36

     10.13  Termination of LJMCo 401(k) Plan....................................  36
     10.14  No Section 338(h)(10) Election; Post Closing Transfers..............  37
     10.15  CBC Holdings Stock Options..........................................  37
     10.16  Assignment of LJMCo Name; License...................................  37
     10.17  Vacation............................................................  38

ARTICLE 11 CONDITIONS PRECEDENT.................................................  38
     11.1   Conditions to Obligations of All Parties............................  38
            (A)    Government Approvals.........................................  38
            (B)    Legal Action.................................................  38
            (C)    Statutes.....................................................  38
            (D)    Federal Home Loan Mortgage Corporation Approval..............  38
            (E)    LJMCal Stock Purchase Agreement..............................  38

     11.2   Conditions to Obligations of CBC and CBM............................  39
            (A)    Representations and Warranties...............................  39
            (B)    Performance of Obligations of the Shareholders...............  39
            (C)    Opinion of Counsel to LJMCo and the Shareholders.............  39
            (D)    No Material Adverse Change...................................  39
            (E)    Employment Agreement.........................................  39
            (F)    Covenants Not to Compete.....................................  39
            (G)    Trademark Agreement..........................................  39
            (H)    Sumitomo Consent.............................................  39
            (I)    Other Third-Party Approvals..................................  40
            (J)    Resignations.................................................  40
            (K)    Intentionally Deleted........................................  40
            (L)    Pre-Closing Transactions.....................................  40
            (M)    Absence of Liabilities.......................................  41
            (N)    Allocation, Assumption and Collection Agreement..............  41
            (O)    LJMCal Stock Purchase Conditions.............................  41
            (P)    Certain Write-offs...........................................  41
            (Q)    General Release..............................................  41
            (R)    Intentionally Deleted........................................  41
            (S)    CBM Employment Agreements....................................  41
            (T)    L.J. Melody Realty Advisors Name.............................  41
            (U)    Termination of Shareholders' Agreement.......................  42

     11.3   Conditions to Obligations of the Shareholders.......................  42
            (A)    Representations and Warranties...............................  42
            (B)    Performance of Obligations of the CB Companies...............  42
            (C)    Opinion of Counsel to CBC and CBM............................  42
            (D)    Letters of Credit and Guaranty...............................  42
            (E)    No Material Adverse Change...................................  42
            (F)    Employment Agreement.........................................  42
            (G)    Intentionally Deleted........................................  42
            (H)    Intentionally Deleted........................................  43
            (I)    LJMCal Stock Purchase Conditions.............................  43
            (J)    Intentionally Deleted........................................  43

ARTICLE 12 SURVIVAL AND INDEMNIFICATION.........................................  43

     12.1   Survival...........................................................   43
     12.2   Indemnification by the Shareholders................................   43
     12.3   Indemnification by CBC.............................................   44
     12.4   CBC's Right of Set-Off.............................................   45
     12.5   Notice and Defense of Third-Party Claims...........................   45
     12.6   Limitation.........................................................   46
     12.7   Exclusivity........................................................   46

ARTICLE 13 TERMINATION.........................................................   46
     13.1   Termination........................................................   46
     13.2   Effect of Termination..............................................   48

ARTICLE 14 MISCELLANEOUS.......................................................   48
     14.1   Entire Understanding...............................................   48
     14.2   Waiver and Amendment...............................................   48
     14.3   Headings...........................................................   49
     14.4   Counterparts.......................................................   49
     14.5   Intentionally Deleted..............................................   49
     14.6   Merger of Documents................................................   49
     14.7   Incorporation of Schedules.........................................   49
     14.8   Interpretation.....................................................   49
     14.9   Notices............................................................   49
     14.10  Successors and Assigns.............................................   50
     14.11  Dispute Resolution.................................................   51
     14.12  Attorneys' Fees....................................................   52
     14.13  Governing Law......................................................   52
     14.14  Joint and Several..................................................   52
     14.15  Construction.......................................................   52
     14.16  Cooperation........................................................   52
     14.17  Expenses...........................................................   52
     14.18  Representation by Counsel..........................................   53


                                   Exhibits
                                   --------

Exhibit A   Form of Senior Notes
Exhibit B   Form of Contingent Notes
Exhibit C   Form of Opinion of Baker & Botts, L.L.P.
Exhibit D   Form of Employment Agreement
Exhibit E   Form of Covenants Not to Compete
Exhibit F   Form of Trademark Agreement
Exhibit G   Form of General Release
Exhibit H   Form of Opinion of Pillsbury Madison & Sutro LLP
Exhibit I   Form of Guaranty

                                   Schedules
                                   ---------

Schedule 5.1     Capitalization and Ownership
Schedule 5.2     Organization
Schedule 5.3     Non-Contravention
Schedule 5.4     No Consents
Schedule 5.5     Financial Statements
Schedule 5.6     Absence of Undisclosed Liabilities
Schedule 5.8     No Adverse Knowledge
Schedule 5.10    Title to Assets
Schedule 5.11    Contracts
Schedule 5.12    Real Property
Schedule 5.13    Tax Matters
Schedule 5.14    Intellectual Property
Schedule 5.16    Debt Instruments
Schedule 5.17    Litigation
Schedule 5.18    Employee Agreements
Schedule 5.19    Labor Matters
Schedule 5.20    Employee Benefit Plans
Schedule 5.22    Absence of Certain Changes
Schedule 5.23    Insurance
Schedule 7.5     Non-Contravention
Schedule 7.6     No Adverse Knowledge
Schedule 7.7     Legal Compliance
Schedule 7.11    Absence of Undisclosed Liabilities
                 Relating to CBC Mortgage Origination Business
Schedule 10.5    Integration of Mortgage Origination Business

                           STOCK PURCHASE AGREEMENT
                           ------------------------



     THIS STOCK PURCHASE AGREEMENT (this "Agreement") is made and entered into as of this 27th day of June, 1996 by and among CB COMMERCIAL REAL ESTATE GROUP,
                                               --------------------------------
INC., a Delaware corporation ("CBC"), CB COMMERCIAL MORTGAGE COMPANY, INC., a
- ----                                  ------------------------------------
California corporation and wholly owned subsidiary of CBC ("CBM"), and LAWRENCE
                                                                       --------
J. MELODY ("LJM") and JOHN M. BRADLEY ("JMB" and, collectively with LJM, the
- ---------
"Shareholders").

                             W I T N E S S E T H:

     WHEREAS, LJM and JMB own, beneficially and of record, all of the issued and outstanding shares of capital stock (the "LJMCo Stock") of L. J. Melody & Company, a Texas corporation ("LJMCo");

     WHEREAS, LJMCo is engaged in the Business (as defined below); and

     WHEREAS, CBM desires to purchase from LJM and JMB and each of LJM and JMB desires to sell to CBM the LJMCo Stock, on the terms and conditions set forth in this Agreement;

     NOW, THEREFORE, in consideration of the terms, conditions and other provisions contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                   ARTICLE 1

                                  DEFINITIONS
                                  -----------

     1.1  Certain Definitions.  The terms defined in this Section 1.1 shall, for
          -------------------                             -----------
all purposes of this Agreement, have the meanings herein specified, unless the context expressly or by necessary implication otherwise requires:

     "Affiliate" means with respect to a specified Person, a Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified.

     "Affiliated Group" means any affiliated group within the meaning of Code
Section 1504(a), or any similar group defined under any similar provision of state, local or foreign law.

     "Allocation Schedule" means a schedule of certain accounts receivable and liabilities of LJMCo prepared jointly by CBC, CBM and the Shareholders pursuant to Section 10.4 hereof.
   ------------

     "Basis" means any past or present fact, situation, circumstance, status, condition, activity, practice, plan occurrence, event, incident, action, failure to act or transaction that forms or could form the basis for any specified consequence.

     "Business" means the commercial mortgage banking business conducted by LJMCo, including mortgage origination and loan servicing and the pension advisory/asset management business in which LJMCo is currently engaged.

     "Cash Equivalents" means all bank deposits, bank or money market accounts, marketable securities (valued at the Market Price for such security) listed on a national domestic securities exchange, mutual funds whose shares are either traded on a national domestic securities exchange or which are obligated to redeem their shares at net asset value (valued at the Market Price of such mutual fund shares), securities issued by the U.S. government, and other similar items.

     "Cash Management Loans" means LJMCo's cash management lines of credit from Texas Commerce Bank National Association and any other bank.

     "CB Holdings" means CB Commercial Holdings, Inc., a Delaware corporation, which owns all of the issued and outstanding capital stock of CBC.

     "CBC Mortgage Origination Business" means the assets and liabilities of CBC's mortgage origination and loan servicing business set forth on Schedule
                                                                    --------
10.5.
- ----

     "CB Company" means CBC, CBM, CB Commercial Real Estate Group of Hawaii, Inc., CB Commercial Realty Advisors, Inc., Sutter Fremont Property Services, Inc. and Westmark Realty Advisors L.L.C.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Covenants Not to Compete" means the Covenants Not to Compete between CBC and CBM and each of LJM and JMB to be entered into on the Closing Date, substantially in the form of Exhibit E hereto.
                             ---------

     "Employee Benefit Plan" means (i) any Employee Pension Benefit Plan; (ii) any Employee Welfare Benefit Plan; (iii) any bonus, deferred compensation, incentive, restricted equity, equity purchase, equity option, equity appreciation right, phantom equity, debenture, supplemental pension, profit-sharing, royalty pool, commission, cafeteria or similar plan or arrangement;
(iv) any plan, program, agreement, policy, commitment or other arrangement relating to severance or termination pay, whether or not published or generally known; (v) any plan, program, agreement, policy, commitment or other arrangement relating to the provision of any benefit described in Section 3(1) of ERISA to former employees or directors or to their survivors or (vi) any other plan, program, agreement, procedure, policy, commitment, understanding or other arrangement relating to employee benefits, executive compensation, fringe benefits, severance pay, collective bargaining or terms of employment.

     "Employee Pension Benefit Plan" has the meaning set forth in ERISA Section 3(2).

     "Employee Welfare Benefit Plan" has the meaning set forth in ERISA Section 3(1).

     "Environmental, Health and Safety Law" means a Legal Rule pertaining to land use (excluding Legal Rules regarding zoning and building code restrictions), air, soil, surface water, groundwater (including the protection, cleanup, removal, remediation or damage thereof), public or employee health or safety or any other environmental matter, including, without limitation, the following laws as the same have been amended from time to time: (i) Clean Air Act (42 U.S.C.

(S) 7401, et seq.); (ii) Clean Water Act (33 U.S.C. (S) 1251, et seq.); (iii)
          -------                                             -------
Resource Conservation and Recovery Act (42 U.S.C. (S) 6901, et seq.); (iv)
                                                            -------
Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA") (42 U.S.C. (S) 9601, et seq.); (v) Safe Drinking Water Act (42 U.S.C. (S) 300f,
                     -------
et seq.); (vi) Toxic Substances Control Act (15 U.S.C. (S) 2601, et seq.); (vii)
- -------                                                          -------
Rivers and Harbors Act (33 U.S.C. (S) 401, et seq.); (viii) Occupational Safety
                                           -------
and Health Act (29 U.S.C. (S) 651, et seq.); together with all other Legal Rules
                                   -------
relating to emissions, discharges, releases or threatened releases of any Hazardous Substance into ambient air, land, surface water, groundwater, personal property or structures, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, discharge or handling of any Hazardous Substance.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "ERISA Affiliate" means any entity that, together with LJMCo, is treated as a single employer under section 414(b), 414(c), 414(m) or 414(o) of the Code.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, together with the rules and regulations promulgated thereunder.

     "Existing Liabilities" means all Shareholder Liabilities on the Effective Date which (i) appear on the LJMCo Balance Sheet, (ii) are set forth in this Agreement or the Schedules hereto or appear on the books and records of LJMCo or
(iii) are fixed as to time or amount. Existing Liabilities shall not include Vacation Liability unless such amount is due and payable on the Effective Date.

     "Fiduciary" has the meaning set forth in ERISA Section 3(21).

     "GAAP" means United States generally accepted accounting principles.

     "Governmental Entity" means any nation or government, any state, province or other political subdivision thereof or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     "Guaranty" means that certain Guaranty dated the Closing Date, executed and delivered by CBC in favor of the Shareholders and guaranteeing the Notes, in substantially the form of Exhibit I hereto.
                          ---------

     "Hazardous Substance" means any matter that is labeled or regulated as a pollutant, contaminant, hazardous or toxic substance, material, constituent or waste or pollutant under any Environmental Health and Safety Law or by any Governmental Entity and includes, without limitation, asbestos and asbestos-containing materials and any material or substance that is: (i) designated as a "hazardous substance" pursuant to section 307 of the Federal Water Pollution Control Act, 33 U.S.C. section 1251, et seq. (33 U.S.C. (S) 1317); (ii) defined
                                     -------
as a "hazardous waste" pursuant to section 1004 of the Federal Solid Waste Disposal Act, 42 U.S.C. section 6901, et seq. (42 U.S.C. (S) 6903); (iii)
                                      -------
defined as a "hazardous substance" pursuant to section 101 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. section 9601, et seq. (42 U.S.C. (S) 9601); or (iv) so designated or defined under any other
- -------
applicable Legal Rule.

     "Intellectual Property" means (i) all patents, patent applications and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions and reexaminations thereof, (ii) all trademarks, service marks, trade dress, logos, trade names and corporate names (including without limitation the LJMCo Name), together with all translations, adaptations, derivations and combinations thereof and including all goodwill associated therewith, and all applications, registrations and renewals in connection therewith, (iii) all copyrights, and all applications, registrations and renewals in connection therewith, (iv) all trade secrets and confidential business information, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals, (v) all computer software and information systems and programs, (including data and related documentation), whether owned or leased, (vi) all other proprietary rights and
(vii) all copies and tangible embodiments of the items described in (i) through
(vi) (in whatever form or medium).

     "Knowledge" means actual knowledge after reasonable investigation.

     "Legal Rules" means the requirements of all laws, codes, statutes, ordinances, orders, judgments, decrees, injunctions, franchises, determinations, approvals, rules, regulations, permits, licenses, authorizations, certificates and directions of all Governmental Entities with jurisdiction.

     "Letters of Credit" means two Letters of Credit securing the Notes and issued by The Sumitomo Bank, Limited for the account of CBC, together with any renewals and replacements thereof (including replacements issued by another bank or lending institution pursuant to Section 10.12 hereof), (i) one of which shall
                                   -------------
be in favor of LJM in the aggregate face amount of the lesser of (A) $2,333,333.50 or (B) the aggregate principal amount outstanding under the LJM Senior Note and the LJM Contingent Note and (ii) the other of which shall be in favor of JMB in the aggregate face amount of the lesser of (A) $666,666.50 or
(B) the aggregate principal amount outstanding under the JMB Senior Note and the JMB Contingent Note.

     "Liability" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, whether secured or unsecured, and whether due or to become due), including without limitation any indebtedness, any guaranty of indebtedness or obligations of any other Person, any liability for Taxes, any liability with respect to any Employee Pension Benefit Plan which is subject to Section 412 of the Code and any withdrawal liability under Section 4201 of ERISA with respect to withdrawal from a Multiemployer Plan, as such liability may be set forth in a notice of withdrawal liability under Section 4219 of ERISA (and as adjusted from time subsequent to the date of such notice).

     "LJMCal" means L. J. Melody & Company of California, a Texas corporation.

     "LJMCal Stock Purchase Agreement" means that certain Stock Purchase Agreement dated concurrently herewith by and among CBC, CBM and LJM for the purchase of all the issued and outstanding shares of LJMCal.

     "LJMCo Cash" means the cash and Cash Equivalents of LJMCo, but excluding an amount of cash and Cash Equivalents equal to the outstanding principal and interest on LJMCo's cash management lines of credit from Texas Commerce Bank National Association and any other banks or lending institutions.

     "LJMCo Name" means the names "L. J. Melody & Company," "L.J. Melody Realty Advisors, Inc." and any similar names and any derivations thereof and any fictional business names, trading names, registered and unregistered trademarks, service marks and applications relating thereto.

     "LJMCo Real Property" means all real property owned beneficially or of record by LJMCo or any of its subsidiaries or leased or subleased by or to LJMCo or any of its subsidiaries, that certain residential condominium unit located in Four Leaf Towers, 510 San Felipe, Houston (which LJMCo sold more than five years prior to the date hereof) and all real property described on Schedule 5.12.
                                                             -------------

     "LJM Employment Agreement" means the employment agreement to be entered into by and between CBM and LJM on the Closing Date, substantially in the form of Exhibit D hereto which agreement shall be binding upon and inure to the
   ---------
benefit of LJMCo following the merger of CBM into LJMCo as contemplated hereby.

     "Liens" means all liens, mortgages, pledges, encumbrances, claims, charges, options, purchase agreements, security agreements and interests, commission arrangements, title retention agreements, covenants, restrictions and adverse interests of any kind or nature whatsoever.

     "Market Price" with respect to a marketable security means the average of the daily market prices of such security on all the national domestic exchanges on which such security is listed over a period of twenty (20) consecutive days on which such exchange is open for trading prior to the day as of which "Market Price" is being determined, less any commissions, fees and other payments in connection with the sale of such securities. The market price for each such business day shall be the average of the closing prices on such day of the security on all national domestic exchanges on which the security is then listed, or if there shall have been no sales on such exchange on such day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day. "Market Price" with respect to shares of a mutual fund means the "net asset value" ("NAV") of such shares on the last business day prior to the day as of which "Market Price" is being determined, less any commissions, fees and other payments payable in connection with the sale of such shares. The NAV shall be the NAV published in the "Mutual Fund Quotations" of the Wall
                                                                      ----
Street Journal for such mutual fund on the date such value is being determined
- --------------
or, if no such quotation is published the NAV quoted by the organizer or sponsor of such mutual fund for such date upon inquiry by CBC.

     "Material Adverse Effect" and "Material Adverse Change," with respect to a CB Company, on the one hand, or LJMCo and its Subsidiaries, on the other hand, means (i) any effect on, or change in, the business of such CB Company or LJMCo and its Subsidiaries taken as a whole, as the case may be, that is or that a reasonable person would believe will be materially adverse to the business, operations, properties, assets, condition (financial or otherwise) or prospects of such CB Company or LJMCo and its Subsidiaries taken as a whole, as the case may be; provided, however, that for the purposes of this Agreement, any such
        --------  -------
effect(s) or change(s) to LJMCo and its Subsidiaries which, when combined with all Material Adverse Effects and Material Adverse Changes with respect to LJMCal under the LJMCal Stock Purchase Agreement, exceeds $100,000 (including legal fees), individually or in the aggregate, shall be deemed to be a Material Adverse Effect or a Material Adverse Change with respect to LJMCo and its Subsidiaries, or (ii) an event or circumstance that has or would have a significant likelihood of a material adverse effect on the ability of a CB Company, on the one hand, and the Shareholders and LJMCo, on the other hand, as the case may be, to perform their respective obligations under this Agreement, the Notes, the LJMCal Stock Purchase Agreement and the transactions contemplated hereby and thereby.

     "Multiemployer Plan" has the meaning set forth in ERISA Section 3(37).

     "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

     "PBGC" means the Pension Benefit Guaranty Corporation.

     "Party" means any party to this Agreement.

     "Person" means an individual, a sole proprietorship, a partnership, a corporation, an association, an institution, a joint stock company, a trust, a joint venture, an unincorporated organization, or a Governmental Entity.

     "SEC" means the Securities and Exchange Commission.

     "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

     "Security Interest" means any Lien other than (i) liens for Taxes not yet due and payable and (ii) purchase money liens and liens securing rental payments under capital lease arrangements.

     "Shareholder Liabilities" means the Liabilities and obligations of LJMCo allocated to LJM or JMB in the Allocation Schedule, together with all other Liabilities of LJMCo (i) (A) existing on or prior to June 30, 1996, or arising out of or relating to any act, event or transaction or fact effected or existing on or prior to June 30, 1996, (including without limitation Liabilities for asserted or unasserted claims based on events occurring on or prior to June 30,
1996) or (B) incurred after June 30, 1996 and on or prior to the Closing Date other than in the Ordinary Course of Business of LJMCo and (ii) not specifically
                                                       ---
allocated in the Allocation Schedule to CBM or CBC, in each case regardless of whether such Liability is disclosed herein or in the Schedules hereto or whether a representation or warranty relating to such Liability contains any limitations or qualifications. Shareholder Liabilities shall include Vacation Liability, producer commissions, production managers' overrides, general and administrative overrides and LJM's overrides with respect to any fees which have been recorded as revenue of LJMCo effective on or before June 30, 1996. The amount of any obligation of LJMCo as of the Closing Date to pay a bank or similar lender in connection with conduit loans with respect to which LJMCo has an offsetting commitment pursuant to which the Federal Home Loan Mortgage Corporation has agreed to purchase such obligation shall not be a Shareholder Liability.

     "Subsidiary" means any corporation with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

     "Tax" means any Governmental Entity income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Section 59A), customs, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated or other tax of any kind whatsoever, including any interest, penalty, or addition thereto.

     "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

     "Vacation Liability" means Liability of LJMCo as of the Effective Date for any vacation entitlement or vacation pay entitlement.

     1.2  Other Definitions.  In addition to the terms defined in Section 1.1,
          -----------------                                       -----------
certain other terms are defined elsewhere in this Agreement, and, whenever such terms are used in this Agreement, they shall have their respective defined meanings, unless the context expressly or by necessary implication otherwise requires. The definitions of terms of general applicability are set forth in the sections listed below (certain terms that are used only in the section in which they are defined are not listed).

                TERM                    DEFINED IN ARTICLE
                ----                    ------------------
                                            OR SECTION
                                            ----------
Agreement                                   Preamble
CB Holdings SEC Documents                      7.3
CB Permits                                     7.6
CBC                                         Preamble
CBC's Indemnified Persons                     12.2
CBM                                         Preamble
Cash Payment                                   3.1
Closing                                        4.1
Closing Date                                   4.1
Contingent Notes                             3.1(c)
Financial Statements                           5.5
HSR Act                                        5.4
Indemnified Person                             2.5
Indemnifying Person                            2.5
JMB                                         Preamble
License                                        5.14
Liquidated Damages                            13.1(B)
LJM                                         Preamble
LJMCo                                        Recitals
LJMCo Stock                                  Recitals

LJMCo Plans                                    5.20
LJMCo's Balance Sheet                          5.5
Losses                                        12.2
Most Recent Financial Statements               5.5
Most Recent Fiscal Month End                   5.5
Most Recent Fiscal Year End                    5.5
Notes                                           3
Permits                                        5.9
Permitted Liens                                5.10
Selected Employees                             6.8
Senior Notes                                    3
Shareholders                                Preamble
Shareholders' Indemnified Persons             12.3

                                   ARTICLE 2

                          PURCHASE AND SALE OF STOCK
                          --------------------------

     On the basis of the representations and warranties herein, and subject to the terms, conditions and other provisions contained herein, each of LJM and JMB agrees to sell, transfer, convey, assign and deliver to CBM, and CBM agrees to purchase and accept from LJM and JMB on the Closing Date, all right, title and interest in and to, the LJMCo Stock. The purchase and sale of all the outstanding shares of capital stock of LJMCo provided for herein shall be deemed to be simultaneous with the redemption pursuant to Section 11.2(L) ("Pre-Closing
                                                   ---------------
Transactions") as a single transaction.

                                   ARTICLE 3

                     PURCHASE PRICE AND METHOD OF PAYMENT
                     ------------------------------------

     The purchase price (the "Purchase Price") shall be Ten Million Dollars ($10,000,000), to be paid as follows: At the Closing, CBM shall deliver (i) Two Million Dollars ($2,000,000) to each of LJM and JMB, by wire transfer to accounts specified by LJM and JMB, respectively; (ii) Promissory Notes duly executed and delivered in the principal amounts of Two Million Three Hundred Thirty Three Thousand Three Hundred Thirty Three Dollars and Fifty Cents ($2,333,333.50) to LJM (the "JMB Senior Note") and Six Hundred Sixty Six Thousand Six Hundred Sixty Six Dollars and Fifty Cents ($666,666.50) to JMB (the "LJM Senior Note"), in the form of Exhibit A hereto (collectively, the "Senior
                                   ---------
Notes"); and (iii) Promissory Notes duly executed and delivered in the principal amounts of Two Million Three Hundred Thirty Three Thousand Three Hundred Thirty Three Dollars and Fifty Cents ($2,333,333.50) to LJM (the "LJM Contingent Note") and Six Hundred Sixty Six Thousand Six Hundred Sixty Six Dollars and Fifty Cents ($666,666.50) to JMB (the "JMB Contingent Note"), in the form of Exhibit B
                                                                 ---------
hereto (collectively, the "Contingent Notes" and, together with the Senior Notes, the "Notes").


                                   ARTICLE 4

                                  THE CLOSING
                                  -----------

     4.1  Closing.  The closing of the transactions contemplated by this
          -------
Agreement (the "Closing") shall take place on or as soon as practicable after July 3, 1996 or such other date as is mutually agreed upon in writing by the parties hereto and upon which all of the conditions to Closing have been satisfied or waived (the "Closing Date"). The Closing shall take place at the offices of Pillsbury Madison & Sutro LLP, 725 South Figueroa, Suite 1200, Los Angeles, California. Upon consummation of the Closing, the transactions contemplated hereby shall be deemed to have taken place as of June 30, 1996 (the "Effective Date").

     4.2  Closing Deliveries.  At the Closing:
          ------------------

          (A) Each Shareholder shall deliver to CBM and CBC (i) certificates representing the LJMCo Stock, endorsed to CBM, which shall transfer to CBM good title to the LJMCo Stock, free and clear of all Liens other than Liens arising from the registration requirements of the Securities Act; (ii) Covenants Not to Compete duly executed by each of the Shareholders in the form of Exhibit E hereto (the "Covenants
             ---------

     Not to Compete"), the Trademark Agreement duly executed by each of the Shareholders in the form of Exhibit F hereto (the "Trademark Agreement")
                                 ---------
     and the General Release duly executed by each of the Shareholders in the form of Exhibit G hereto (the "Release"); and (ii) such other documents
             ---------
     including officers' certificates and opinions of counsel as may be required by this Agreement or reasonably requested by CBC or CBM;

          (B) CBM shall deliver to the Shareholders (i) the Purchase Price in the manner set forth above and (ii) such other documents including officers' certificates and opinions of counsel as may be required by this Agreement or reasonably requested by the Shareholders;

          (C) CBM shall deliver the LJM Employment Agreement to LJM, duly executed by CBM;

          (D) CBC shall deliver the Letters of Credit, the Trade Name Security Agreement and Guaranty to the Shareholders; and

          (E) LJM shall deliver the LJM Employment Agreement to CBM, duly executed by LJM.


                                   ARTICLE 5

              REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS
              --------------------------------------------------

     Each of the Shareholders represents and warrants, to CBC and CBM, as of the date hereof and as of the Closing Date, as follows (it being understood that each of the representations and warranties shall be true, correct and complete on the date hereof and on the Closing Date, but the representation and warranty set forth in the third sentence of Section 5.10 (Title to Assets) shall not be
                                   ------------
deemed to be breached unless it is not true, correct and complete as of the Closing Date):

     5.1  Capitalization and Ownership.
          ----------------------------

          (A) The authorized equity securities of LJMCo consist of one thousand (1,000) shares of Preferred Stock, none of which is issued and outstanding, and three thousand (3,000) shares of Common Stock, of which One Thousand Three Hundred Fifty (1,350) shares are issued and outstanding. On the date hereof, LJM owns 900 shares of the LJMCo Stock and JMB owns 450 shares of the LJMCo Stock and each Shareholder has good and valid title to his shares free and clear of all Liens. On the Closing Date following redemption of the shares by LJMCo pursuant to Section 11.2(L), the authorized equity securities of LJMCo will consist solely of one thousand (1,000) shares of Preferred Stock, none of which will be issued and outstanding, and three thousand (3,000) shares of Common Stock, of which One Thousand Forty Two and Two Hundred Fifty Eight Thousandths (1,042 and 258/1,000) will be issued and outstanding and will constitute the LJMCo Stock as of the Closing Date. On the Closing Date, following the redemption of shares by LJMCo pursuant to Section 11.2(L), LJM will own Six Hundred Ninety Four and Eight Hundred Thirty Nine Thousandths (694 and 839/1,000) shares of LJMCo Stock and JMB will own Three Hundred Forty Seven and Four Hundred Nineteen Thousandths (347 and 419/1,000) shares of LJMCo Stock, and each Shareholder will have good and valid title to such shares on the Closing

     Date, free and clear of all Liens. The issued and outstanding shares of Common Stock set forth above on the date hereof and on the Closing Date, as the case may be, are referred to herein as the "LJMCo Stock." On the Closing Date, LJMCo will own all right, title and interest to the shares of LJMCo Stock which have been redeemed pursuant to Section 11.2(L) hereof and
                                                      ---------------
     will have good and valid title to such shares, free and clear of all Liens. All of the outstanding equity securities of LJMCo and its Subsidiaries were issued in compliance with applicable federal and state securities laws. All of the outstanding equity securities of LJMCo and its Subsidiaries are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights created by statute, LJMCo's Articles of Incorporation or Bylaws or any agreement to which LJMCo, any Subsidiary of LJMCo or any Shareholder is a party or is bound.

          (B) Except as set forth in Section 5.1(A), on the date hereof there are and on the Closing Date there will be, no equity securities of any class of LJMCo or any of its Subsidiaries, or any security exchangeable into or exercisable for such equity securities, issued, reserved for issuance or outstanding and there are no options, warrants, calls, rights, commitments or agreements of any character to which LJMCo or any of its Subsidiaries is a party or by which it is bound obligating LJMCo or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of LJMCo or any of its Subsidiaries or obligating LJMCo or any of its Subsidiaries to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. Except for the Shareholders' Agreement dated as of August 19, 1992 by and among LJMCo, LJM, JMB, Gwendolyn G. Melody and Susan Bradley, which shall be terminated by the parties thereto prior to the Closing, there are no voting trusts, proxies or other agreements or understandings with respect to the equity securities of LJMCo or any of its Subsidiaries.

     5.2  Organization.  Each of LJMCo and each of its Subsidiaries is a
          ------------
corporation duly organized, validly existing and in good standing under the laws of the State of Texas, and has full corporate power and authority to own and/or lease all of its properties and assets, and to carry on its Business as now being conducted. Each of LJMCo and each of its Subsidiaries is duly qualified to do business and is in good standing in each jurisdiction in which the ownership of its property or the conduct of its business requires such qualification, except for those jurisdictions where the failure to so qualify would not have a Material Adverse Effect on LJMCo and its Subsidiaries taken as a whole. Except as set forth on Schedule 5.2, LJMCo has no Subsidiaries and
                                ------------
does not, directly or indirectly, control any other corporation or business entity, own or control any shares of stock or other securities of, any corporation or business entity, or have any investment in, or have any material advance of cash or other extension of credit to, any Person. The copies of the Articles of Incorporation and ByLaws, as amended, of LJMCo and each of its Subsidiaries heretofore delivered to CBM are true, complete and correct and are in full force and effect.

     5.3  Authority; Non-Contravention.  This Agreement and the other agreements
          ----------------------------
contemplated hereby to be executed by any Shareholder (including the Employment Agreement, the Covenants Not to Compete, the Trademark Agreement and the General Release) have been duly executed and delivered by such Shareholder or will be duly executed and delivered by such Shareholder prior to or at the Closing Date, and constitute or, when executed, will constitute valid and binding obligations of the Shareholders enforceable in accordance with their respective terms, subject to the effect of applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors or by general equitable principles. Each Shareholder has the absolute and unrestricted right, power, authority and capacity to execute and deliver and to perform his obligations under this Agreement and the other agreements provided for herein to be executed by him.  Except as set forth on Schedule 5.3, neither the execution and delivery of
                             ------------
this Agreement by either Shareholder nor the consummation of the transactions contemplated hereby does or would after the giving of notice or the lapse of time or both, (i) conflict with, result in a breach of, constitute a default under, or violate the Articles of Incorporation or the Bylaws of LJMCo or any of its Subsidiaries, (ii) conflict with, result in a breach of, constitute a default under, or violate any Legal Rule, except for conflicts, breaches, defaults or violations which individually or in the aggregate would not have a Material Adverse Effect on LJMCo and its Subsidiaries taken as a whole; (iii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, amend, modify, cancel or refuse to perform under, or require any notice under any agreement, contract, commitment, license, lease, instrument or other arrangement, including any express or implied warranty, to which LJMCo, any of its Subsidiaries or either of the Shareholders is a party or by which either of them is bound or to which any of their assets is subject; or (iv) result in the creation of, or give any party the right to create, any Lien or other rights or adverse interests upon any right, property or asset of LJMCo or any of its Subsidiaries.

     5.4  No Consents.  Except as set forth on Schedule 5.4, no permit, consent,
          -----------                          ------------
approval, novation, authorization or other order of or filing with any Governmental Entity or any other Person is required in connection with the execution, delivery and consummation of this Agreement and the other agreements contemplated hereby to be executed by each of the Shareholders (including the Employment Agreement, the Covenants Not to Compete, the Trademark Agreement and the General Release) and the actions of each of the Shareholders and LJMCo contemplated hereby, or to permit LJMCo to continue to conduct the business activities of LJMCo and its Subsidiaries as they are currently conducted following the purchase of the stock of LJMCo by CBM pursuant hereto and the merger of CBM into LJMCo, except for the filing of a notification report under the Hart-Scott-Rodino Antitrust Improvements Act (the "HSR Act").

     5.5  Financial Statements.  Attached hereto as Schedule 5.5 are the
          --------------------                      ------------
following financial statements (collectively, the "LJMCo Financial Statements"):
(i) the audited consolidated balance sheets and the related audited consolidated statements of income and changes in stockholders' equity and cash flow as of and for each of the fiscal years ended December 31, 1993, December 31, 1994 and December 31, 1995 (the "Most Recent Fiscal Year End") for LJMCo and its Subsidiaries, (ii) the unaudited unconsolidated balance sheet and statement of income and changes in stockholders' equity and cash flow for LJMCo and unaudited unconsolidated balance sheet and statements of income and changes in stockholders' equity and cash flow for each Subsidiary of LJMCo (collectively, the "Most Recent Financial Statements"), in each case as of and for the four (4) months ended April 30, 1996 (the "Most Recent Fiscal Month End"). The Shareholders shall cause LJMCo to promptly provide its monthly unaudited unconsolidated financial statements for LJMCo and its Subsidiaries to CBM for each month after April, 1996 until the Closing Date. The LJMCo Financial Statements (including the notes thereto) have been and will be prepared in accordance with GAAP, applied on a consistent basis during the periods involved (except as noted in the notes to the LJMCo Financial Statements), present fairly the financial condition of LJMCo and its Subsidiaries on a consolidated or unconsolidated basis, as the case may be, as of such dates and the results of operations of LJMCo for such periods, are accurate and complete, and are consistent with the books and records of LJMCo in all material respects (which books and records are accurate and complete) except, with respect to the LJMCo Financial Statements for the Most Recent Fiscal Month End, for normal recurring year-end adjustments which are not material in the aggregate and the absence of notes (which, if presented, would not differ from those included in the LJMCo Financial Statements for the fiscal year ended and at (in the case of the balance sheet) December 31, 1995). The audited consolidated balance sheet of LJMCo at December 31, 1995 is hereinafter referred to as the "LJMCo Balance Sheet."

     5.6  Absence of Undisclosed Liabilities.  Neither LJMCo nor any of its
          ----------------------------------
Subsidiaries has any Liability that was not fully reflected or reserved against in the LJMCo Balance Sheet or disclosed in the accompanying notes thereto except for current Liabilities incurred in the Ordinary Course of Business since the date of the LJMCo Balance Sheet and except for Liabilities set forth on Schedule
                                                                        --------
5.6.
- ---

     5.7  Adequate Capitalization.  At March 31, 1996, LJMCo had sufficient
          -----------------------
assets, as reflected on the LJMCo Balance Sheet, to operate its business as it was then being conducted.

     5.8  No Adverse Knowledge.  Except as set forth on Schedule 5.8, to the
          --------------------                          ------------
Knowledge of the Shareholders and the Selected Employees, none of the following entities is actively considering (i) disallowing competition for or participation in, arranging or servicing mortgage loans for such entity by LJMCo or any of its Subsidiaries or (ii) terminating such entity's relationship with LJMCo or any of its Subsidiaries, in either case as a result of the transactions contemplated by this Agreement or as a result of dissatisfaction with the services of LJMCo:

          (A) any entity which is a party to a mortgage loan correspondent contract with LJMCo or any of its Subsidiaries and which has been a source of loan funds for any financing arranged by LJMCo and which closed after December 31, 1993;

          (B) any entity on whose behalf a loan portfolio is serviced by LJMCo or any of its Subsidiaries;

          (C) any separate account, trust or other entity to whom LJMCo or any of its Subsidiaries provides investment advice for a fee pursuant to a mortgage loan correspondent contract or an investment advisor contract; or

          (D) any borrower which has arranged and any lender which has funded (in whole or in part) not less than five (5) mortgage loans through LJMCo or any of its Subsidiaries since December 31, 1993.

For purposes of this Section 5.8, "Selected Employees" shall include Michael
                     -----------
Melody, Thomas Melody, Steven Hammer and Bill Frazer.

     5.9  Legal Compliance.  LJMCo and each of its Subsidiaries is, and at all
          ----------------
times during the five year period prior to the date hereof has been, in compliance with all Legal Rules applicable to it, except for possible violations which would not have a Material Adverse Effect on LJMCo and its Subsidiaries taken as a whole, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand or notice has been filed or commenced or is pending, or to the Knowledge of either of the Shareholders, threatened against LJMCo, any of its Subsidiaries or either Shareholder alleging any failure to so comply. LJMCo and each of its Subsidiaries has all permits, certificates, licenses, approvals and other authorizations required in connection with the operation of the Business ("LJMCo Permits"), all of which are valid and effective, except for those which, if not obtained and valid and effective, would not have a Material Adverse Effect on LJMCo and its Subsidiaries taken as a whole, and LJMCo and each of its Subsidiaries is not in violation of any LJMCo Permit in any material respect. No notice has been issued and no investigation or review is pending or, to the Knowledge of either of the Shareholders, threatened by any Governmental Entity, with respect to (i) any alleged violation of or non-compliance with any Legal Rule by LJMCo or any of its Subsidiaries, or
(ii) any alleged failure by LJMCo or any of its Subsidiaries to have all LJMCo Permits.

     5.10 Title to Assets.  Except as set forth on Schedule 5.10, as of the date
          ---------------                          -------------
hereof, LJMCo and each of its Subsidiaries is the sole and exclusive legal and equitable owner of all right, title and interest in, and has good and marketable title to, or a valid leasehold interest in, all of the properties and assets (real, personal and fixed, tangible and intangible) used by it, located on its premises or shown on the Most Recent Financial Statements, free and clear of any and all Liens other than Permitted Liens. As used herein, "Permitted Liens" means (i) liens for taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate and actual reserves have been established in accordance with GAAP (applied on a consistent basis and consistent with prior practice) and are reflected on the Most Recent Financial Statements, (ii) inchoate mechanics' liens with respect to which no default (or event which, with notice or lapse of time or both, would constitute a default) exists and (iii) liens arising in the Ordinary Course of Business after the Most Recent Fiscal Month End with respect to which no default (or event which, with notice or lapse of time or both, would constitute a default) exists, none of which is substantial in amount, would have a Material Adverse Effect or would materially detract from the value or utility of such assets. As of the Closing Date, other than those assets assigned to LJM or JMB pursuant to Section 10.4
                                                                 ------------
(Allocation of Certain Accounts Receivable and Liabilities) and Section 11.2(N)
                                                                ---------------
(Allocation, Assumption and Collection Agreement) hereof and except as set forth on Schedule 5.10, each of LJMCo and each of its Subsidiaries will be the sole
   -------------
and exclusive legal and equitable owner of all right, title and interest in, and will have good and marketable title to, all of the properties and assets (real, personal and fixed, tangible and intangible) used by it or located on its premises, in either case as shown on the Most Recent Financial Statements, free and clear of all Liens other than Permitted Liens. Each asset of LJMCo and its Subsidiaries is in good repair and operating condition, subject to ordinary wear and tear, and is either adequate for the purposes for which it presently is being used or is contemplated to be replaced pursuant to LJMCo's 1996 budget now in force.

     5.11 Contracts.  Schedule 5.11 hereto lists the following contracts and
          ---------   -------------
other agreements to which LJMCo or any of its Subsidiaries is currently a party or under which LJMCo or any of its Subsidiaries has or may acquire rights or may become subject to any Liability or obligation or by which LJMCo, any of its Subsidiaries or any of their respective assets may become bound:

          (A) each mortgage loan correspondent contract and other similar agreement that: (i) has been a source of loan funds for any financing arranged by LJMCo or any of its Subsidiaries and which closed after December 31, 1993 or (ii) is with an entity which owns a loan portfolio serviced by LJMCo or any of its Subsidiaries;

          (B) each agreement (or group of related agreements) for the lease of personal property to or from any Person providing for lease payments in excess of $25,000 per annum;

          (C) each agreement (or group of related agreements) for the purchase of supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one year and either will result in a loss to LJMCo or any of its Subsidiaries or involves consideration in excess of $25,000, individually or in the aggregate;

          (D) each agreement concerning a partnership or joint venture involving a share of profits, losses, costs or liabilities by LJMCo or any of its Subsidiaries with any other Person;

          (E) each agreement (or group of related agreements) under which LJMCo or any of its Subsidiaries has created, incurred, assumed or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, or under which it has granted a Security Interest in any of its assets, tangible or intangible, in each case in excess of $25,000, individually or in the aggregate;

          (F) each agreement concerning confidentiality or non-competition;

          (G) each agreement with any Shareholder or any of his Affiliates (including LJMCal and any of its Subsidiaries) or any director, officer or employee of LJMCo or LJMCal or their respective Subsidiaries;

          (H) each profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance or other plan or arrangement for the benefit of the current or former directors, officers, employees or independent contractors of LJMCo or any of its Subsidiaries other than as set forth on Schedule 5.20;
                  -------------

          (I) each collective bargaining agreement;

          (J) each agreement for the employment of any individual on a full time, part time, consulting or other basis which cannot be terminated at will without LJMCo or any of its Subsidiaries being subject to any obligation or Liability (including severance benefits) and which provides either annual compensation in excess of $50,000 or severance benefits;

          (K) each agreement under which LJMCo or any of its Subsidiaries has advanced or loaned any amount to any of the directors, officers, employees or independent contractors of LJMCo or LJMCal or any of their respective Subsidiaries; and

          (L) each other agreement (or group of related agreements) which is not terminable at will by LJMCo or a Subsidiary of LJMCo, as the case may be, prior to or after the Closing without prior notice and without payment of any amount or other penalty, pursuant to which LJMCo or any of its Subsidiaries is or may become subject to any obligation or liability in excess of $50,000, individually or in the aggregate, or the performance of which involves consideration in excess of $50,000, individually or in the aggregate.

The Shareholders have delivered to CBM a correct and complete copy of each written agreement listed on Schedule 5.11 (as amended to date), and a written
                            -------------
summary setting forth the terms and conditions of each oral agreement referred to on Schedule 5.11. Except as set forth on Schedule 5.11, with respect to each
      -------------                          -------------
such agreement: (A) the agreement is valid, binding, enforceable and in full force and effect, (B) the agreement will continue to be valid, binding, enforceable and in full force and effect on identical terms following consummation of the transactions contemplated hereby, (C) neither LJMCo nor any of its Subsidiaries is in breach or default and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification or acceleration under the agreement and, to the Knowledge of the Shareholders, no other party is in breach or default and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification or acceleration under the agreement, and (D) neither LJMCo nor any of its Subsidiaries has and, to the Knowledge of the Shareholders, no other party has repudiated any provision of the agreement.

     5.12 Real Property.  Neither LJMCo nor any of its Subsidiaries owns, of
          -------------
record or beneficially, any right, title or interest in any real property (including without limitation any easement, license or right-of-way) or any asset consisting of realty, including appurtenances, improvements or fixtures, and neither LJMCo nor any of its Subsidiaries has previously owned, any right, title or interest in any real property other than (i) leasehold interests pursuant to those leases set forth on Schedule 5.12, (ii) in connection with
                                      -------------
conduit loans with respect to which LJMCo has a commitment pursuant to which the Federal Home Loan Mortgage Corporation has agreed to purchase such loans and
(iii) that certain residential unit located in Four Leaf Towers at 510 San Felipe, Houston, Texas, which LJMCo sold more than five years prior to the date hereof. Neither LJMCo nor any of its Subsidiaries is a fiduciary as to any real property and no purchase of real property has been effected by or through LJMCo or any of its Subsidiaries by any separate account or commingled fund. Schedule
                                                                        --------
5.12 sets forth a list and description of all real property leased or subleased
- ----
to LJMCo or any of its Subsidiaries.

     5.13 Tax Matters.
          -----------

          (A) Except as set forth on Schedule 5.13, (i) each of LJMCo and each
                                     -------------
     of its Subsidiaries has filed all Tax Returns that it was required to file, which Tax Returns were correct and complete in all material respects, (ii) all Taxes owed by LJMCo or any of its Subsidiaries (whether or not shown on any Tax Return) have been paid, (iii) neither LJMCo nor any of its Subsidiaries is currently the beneficiary of any extension of time within which to file any Tax Return, and (iv) no claim has ever been made by an authority in a jurisdiction where LJMCo does not file Tax Returns that LJMCo or any of its Subsidiaries is or may be subject to taxation by that jurisdiction. There are no Liens on any of the respective assets of LJMCo or any of its Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax, and to the knowledge of the Shareholders and the director and officers and employees of LJMCo with responsibility for tax matters, no Basis exists for the imposition of any such Liens.

          (B) Each of LJMCo and each of its Subsidiaries has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other Person.

          (C) No Shareholder, director or officer (or employee responsible for Tax matters) of LJMCo or any of its Subsidiaries expects any authority to assess any additional Taxes with respect to LJMCo or such Subsidiary for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Tax Liability of LJMCo or any of its Subsidiaries either (i) claimed or raised by any authority or (ii) as to which any of the Shareholders or any of the directors and officers (and employees responsible for Tax matters) of LJMCo or any of its Subsidiaries has Knowledge based upon personal contact with any agent of such authority. LJMCo has delivered to CBM true, correct and complete copies of all federal income Tax Returns filed, examination reports and statements of deficiencies assessed against or agreed to by LJMCo or any of its Subsidiaries since 1989.

          (D) Neither LJMCo nor any of its Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency. Neither LJMCo nor any of its Subsidiaries has filed a consent under Section 341(f) of the Code concerning collapsible corporations, and neither has made any payments, nor is obligated to make any payments, and is not a party to any agreement that under circumstances could obligate it to make any payments that will not be deductible under Section 280G of the Code. Neither LJMCo nor any of its Subsidiaries has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii). Each of LJMCo and each of its Subsidiaries has disclosed on their respective federal income Tax Returns all positions taken therein that could give rise to an understatement of federal income Tax within the meaning of Section 6662 of the Code. Neither LJMCo nor any of its Subsidiaries (i) is a party to any Tax allocation or sharing agreement,
     (ii) has been a member of an Affiliated Group filing a consolidated federal income Tax Return or (iii) has any Liability for Taxes of any Person (other than itself) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foregoing law), as a transferee or successor, by contract or otherwise.

          (E) At all times during the period from and including August 1, 1987 through and including the Closing Date, LJMCo has been and will be an S corporation, as defined in Section 1361 of the Code. LJMCo filed a valid S corporation election on December 30, 1986, applicable for its taxable year beginning August 1, 1987. LJMCo's status as an S corporation has not been revoked or terminated for federal income tax purposes and no Basis exists for such revocation or termination. Each Shareholder is a qualified S corporation shareholder. LJMCo has only a single class of stock outstanding as required by Section 1361(b)(1)(D) of the Code. All of the governing documents of LJMCo, including its Articles of Incorporation, By-Laws and any shareholders' agreements, confer identical rights of distribution and liquidation proceeds for each share of LJMCo's capital stock outstanding.

          (F) LJMCo and each of the Shareholders are each satisfied as to, and have each relied solely upon their respective tax advisors with respect to, the incidents of taxation which will or may result from the transactions contemplated by this Agreement.

          5.14 Intellectual Property.
               ---------------------

          (A) Except for any license implied by the sale of a product and common software programs with a value of less than $500 under which LJMCo is the licensee, Schedule 5.14 lists all Intellectual Property used in connection
               -------------
     with or necessary for the operation of the Business and all agreements relating to Intellectual Property to which LJMCo or any of its Subsidiaries is a party. LJMCo is the owner of all right, title and interest free and clear of all Liens or has the right to use pursuant to license, sublicense, agreement or permission ("License") all such Intellectual Property. Each item of Intellectual Property owned or used by LJMCo immediately prior to the Closing hereunder will be owned or available for use by LJMCo, following the purchase of all of its capital stock by CBM pursuant hereto and the merger of CBM into LJMCo, on identical terms and conditions. LJMCo has taken all necessary action to maintain and protect each item of Intellectual Property that it or any of its Subsidiaries owns or uses and has never granted any License or similar right to any third party (other than its Affiliates and employees) with respect to such Intellectual Property.

          (B) With respect to the Intellectual Property listed on Schedule 5.14
                                                                  -------------
     and except as otherwise disclosed therein (i) all registrations with and applications to Governmental Entities in respect of Intellectual Property owned by LJMCo or any of its Subsidiaries are valid and in full force and effect, and (ii) to the Knowledge of the Shareholders, neither

     LJMCo nor any of its Subsidiaries is in default (and with the giving of notice or lapse of time or both, will not be in default) in any material respect under any License to use such Intellectual Property.

          (C) Neither LJMCo nor any of its Subsidiaries has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of any party from whom LJMCo or any of its Subsidiaries has obtained the right to use Intellectual Property pursuant to license, sublease, agreement or permission or, to the best Knowledge of the Shareholders, any other third party. None of the Shareholders and the directors and officers (and employees with responsibility for Intellectual Property matters) of LJMCo or any of its Subsidiaries has ever received any charge, complaint, claim, demand or notice alleging any such interference, infringement, misappropriation or violation (including any claim that LJMCo or any of its Subsidiaries must license or refrain from using any Intellectual Property rights of any third party). No third party has interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property rights of LJMCo or any of its Subsidiaries.

          (D) LJMCo is the owner of all right, title and interest in and to the name "L.J. Melody & Company," free and clear of all Liens. On the Closing Date, LJMCo will own all right, title and interest in and to the name "L.J. Melody & Company" and the name "L.J. Melody Realty Advisors, Inc.," free and clear of all Liens. There are no agreements, obligations or undertakings (whether written or oral and whether express or implied) relating to the LJMCo Name to which LJMCo, any of its Subsidiaries or any Shareholder is a party or is bound and, to the best Knowledge of the Shareholders no other party has granted rights of any kind to any third party, expressly or impliedly, relating to the LJMCo Name. The
     LJMCo Name has not been and is not currently involved in any opposition, invalidation or cancellation proceeding and, to the Knowledge of the Shareholders, no such action is threatened with respect to the LJMCo Name. To the Knowledge of the Shareholders, there is no potentially interfering trademark or trademark application of any third party. The LJMCo Name is not infringed and, to the Knowledge of the Shareholders, has not been challenged or disputed in any manner. The LJMCo Name does not infringe and is not alleged to infringe any trade name, trademark or service mark of any third party.

     5.15 Accounts Receivable.  All of the accounts receivable of LJMCo or any
          -------------------
of its Subsidiaries shown on the LJMCo Balance Sheet or arising thereafter arose in the Ordinary Course of its Business. The values at which accounts receivable are carried reflect the accounts receivable valuation policy of LJMCo which is consistent with past practice and in accordance with GAAP (applied on a consistent basis throughout the period involved).

     5.16 Debt Instruments.  Except in connection with loans for which LJMCo
          ----------------
acts solely as a loan servicer, Schedule 5.16 hereto lists all debentures,
                                -------------
notes, mortgages, indentures, guarantees, capitalized leases or other instruments under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed, in each case to which LJMCo or any of its Subsidiaries is currently a party, has or may acquire rights or may become subject to any Liability or obligation or by which it or any of its properties or assets (real, personal or mixed, tangible or intangible) is bound. Except as set forth on Schedule 5.16, neither LJMCo nor any of its Subsidiaries
                       -------------
is a guarantor or otherwise liable for any Liability of any other Person. LJMCo has delivered to CBM true and complete copies of all instruments listed on
Schedule 5.16.
- -------------

     5.17 Litigation.  Except as set forth on Schedule 5.17 hereto, (A) there is
          ----------                          -------------
no suit, action, hearing, claim or litigation, or legal, administrative, arbitration or other proceeding pending or, to the Knowledge of each of the Shareholders, threatened, nor to the Knowledge of each of the Shareholders, any investigation pending or threatened against or affecting, the Business, LJMCo, any of its Subsidiaries or any of their respective property or assets, before any Governmental Entity which would have a Material Adverse Effect on LJMCo and its Subsidiaries taken as a whole and (B) there is no judgment, decree, injunction, ruling, award, charge, order or writ of any Governmental Entity or other Person outstanding against, binding upon or involving LJMCo or any of its Subsidiaries, the Business or, the Shareholders or any directors or officers of LJMCo or any of its Subsidiaries in their capacity as such. LJMCo or the Subsidiary involved owns policies of casualty, liability or other forms of insurance which provide coverages in amount and scope sufficient to cover every claim, action, cause of action, suit, proceeding, litigation, arbitration or investigation arising out of, related to, or in connection with those matters listed on Schedule 5.17 hereto. Neither the Shareholders, LJMCo, any of its
          -------------
Subsidiaries, nor any of LJMCo's directors, or any of its Subsidiaries' officers or employees is currently charged with, or is currently under investigation with respect to, any violation of any provision of any Legal Rule in respect of the Business.

     5.18 Employee Agreements.  Schedule 5.18 sets forth a full and complete
          -------------------   -------------
list of all employees of LJMCo or any of its Subsidiaries as of the date hereof, specifying their names and job designations, their dates of hire and (i) for the period from January 1, 1995 through December 31, 1995, the total amount paid or payable as wages, salaries or other forms of direct compensation whether fixed or commission or a combination thereof, and a list of all benefits made available to such employees, including any discretionary bonus and incentive funds, plans or agreements adopted by LJMCo or any of its Subsidiaries (and not otherwise disclosed on Schedule 5.20) or any bonuses or incentives promised to
                       -------------
any employee of LJMCo or any of its Subsidiaries and (ii) the basis for calculating projected amounts of each of the items set forth in clause (i) for
the period from January 1, 1996 to December 31, 1996.   Except as set forth on
Schedule 5.18, no contract, agreement, arrangement, commitment, understanding or
- -------------
promise obligates LJMCo or any of its Subsidiaries to hire or employ any Person, whether as an employee, consultant, independent contractor or otherwise. Other than pursuant to Section 10.2(F) (Covenants Not to Compete) and CBM's standard
                 ---------------
employment agreement entered into pursuant to Section 11.2(R) (CBM Employment
                                              ---------------
Agreements), neither LJMCo nor any of its Subsidiaries, officers or employees has entered into any contract, agreement, arrangement, commitment, understanding or promise containing covenants limiting the right of LJMCo or any of its Subsidiaries or officers to compete in any business or with any Person or limiting the right of LJMCo's or any of its Subsidiaries' employees to compete in the commercial mortgage banking business. Except as set forth on Schedule
                                                                     --------
5.20, neither LJMCo nor any of its Subsidiaries has any policy providing for
- ----
severance payments to terminated employees. There are no policies or agreements of LJMCo or any of its Subsidiaries with respect to payments upon any change in control of LJMCo.

     5.19 Labor Matters.  Except as set forth on Schedule 5.19, each of LJMCo
          -------------                          -------------
and each of its Subsidiaries is, and at all times during the five-year period prior to the date hereof has been, in compliance in all material respects with all Legal Rules related to employment. There are no controversies pending nor, to the Knowledge of the Shareholders and the directors and officers (and employees with responsibility for employment matters) of LJMCo any Basis for any such controversies, between LJMCo or any of its Subsidiaries and any of their respective employees, which controversies have had or may have a Material Adverse Effect on LJMCo and its Subsidiaries taken as a whole. To the Knowledge of each of the Shareholders and the directors and officers (and employees with responsibility for employment matters) of LJMCo, no executive, key employee, or group of employees has any plans to terminate employment with LJMCo or any of its Subsidiaries. Neither LJMCo nor any of its Subsidiaries is bound by any collective bargaining agreement, has experienced any strikes, grievances, claims of unfair labor practices or other collective bargaining disputes or has committed any unfair labor practice. None of the Shareholders or the directors or officers (or employees with responsibility for employment matters) of LJMCo has any Knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of LJMCo or any of its Subsidiaries.

     5.20 Employee Benefit Plans.
          ----------------------

          (A) Except as set forth in Schedule 5.20 (collectively, the "LJMCo
                                     -------------
     Plans"), neither LJMCo, any of its Subsidiaries nor any of their respective ERISA Affiliates has, during the period from January 1, 1990 through the Closing, sponsored, maintained, been a party to, contributed to, or been obligated to contribute to any Employee Benefit Plan.

          (B) Prior to and including the Closing, neither LJMCo, any of its Subsidiaries nor any of their respective ERISA Affiliates has sponsored, been a party to, been obligated to contribute to, terminated, suspended, discontinued contributions to, or withdrawn from any Multiemployer Plan or any Employee Pension Benefit Plan which is or was a defined benefit plan or which is or was subject to Code Section 412 or Title IV of ERISA.

          (C) The Shareholders have provided to CBM (i) complete and accurate copies of all written instruments pursuant to which each LJMCo Plan has been maintained during the three-year period ending on the Closing Date;
     (ii) if no such written instrument exists, a description of such LJMCo Plan; (iii) any agreements or contracts pursuant to which custody, funding or administrative services have been provided to LJMCo Plans within the three-year period ending on the Closing Date; (iv) all reports or disclosures required to be filed with government agencies or distributed to participants by Part 1 of Subtitle B of Title I of ERISA (pertaining to reporting and disclosure) or by provisions of the Code applicable to an LJMCo Plan (including fringe benefit plan reporting as required by Code
     Section 6039D) within the three-year period ending on the Closing Date; (v) with respect to each LJMCo Plan that is intended to qualify under section 401(a) of the Code, the most recent opinion or determination letter concerning the plan's qualification under section 401(a) of the Code, as issued by the Internal Revenue Service and any as yet unadopted amendments which are required by such determination letter or opinion letter; and (vi) any handbook, manual, policy statement, administrative committee minutes or similar written guidelines pertaining to one or more of the LJMCo Plans.

          (D) With respect to each LJMCo Plan (i) the applicable reporting, disclosure and record retention requirements set forth in Part 1 of Subtitle B of Title I of ERISA and any filing requirements under the Code, including Section 6039D thereof, have been met on a timely basis in all material respects, and (ii) there has been no material violation of Title I, Subtitle B, Part 4 of ERISA (pertaining to fiduciary responsibility) nor any material violation of Code Section 4975(c).

          (E) Each LJMCo Plan that is intended to qualify under section 401(a) of the Code meets in all material respects all requirements for qualification under section 401(a) of the Code and the regulations thereunder, except to the extent that such requirements may be satisfied by adopting retroactive amendments under section 401(b) of the Code and the regulations thereunder. Each such LJMCo Plan has been administered in all material respects in accordance with its terms and the applicable provisions of ERISA and the Code and the regulations thereunder. No application for determination with the Internal Revenue Service is pending with respect to any LJMCo Plan intended to qualify under Section 401(a) of the Code.

          (F) Neither LJMCo, any of its Subsidiaries nor any of their respective ERISA Affiliates has any liability to the PBGC, to any Multiemployer Plan, to any trustee or to any plan participant under Title IV of ERISA.

          (G) All contributions, premiums or other payments due from LJMCo or any of its Subsidiaries to (or under) any LJMCo Plan have been fully paid or adequately accrued on the books of LJMCo as reflected by the Most Recent Financial Statements. All accruals (including, where appropriate, proportional accruals for partial periods) have been made in accordance with GAAP (applied on a consistent basis throughout the period involved).

          (H) Each LJMCo Plan complies in all material respects with all applicable requirements of (i) the Age Discrimination in Employment Act of 1967, as amended, and the regulations thereunder, (ii) Title VII of the Civil Rights Act of 1964, as amended, and the regulations thereunder, (iii) the health care continuation provisions of COBRA and (iv) any other applicable law.

          (I) There is no pending or, to the knowledge of Shareholders, threatened litigation relating to any LJMCo Plan.

     5.21 Environmental, Health and Safety.
          --------------------------------

          (A) (i) To the Knowledge of the Shareholders, all LJMCo Real Property and the present and former activities of LJMCo and its Subsidiaries thereon complies in all material respects with all applicable Environmental, Health and Safety Laws; (ii) none of the operations of LJMCo or any of its Subsidiaries is subject to any judicial or administrative proceeding alleging the violation of any Environmental, Health and Safety Law; (iii) neither LJMCo nor any of its Subsidiaries is the subject of any federal, state or local investigation concerning any use, release, discharge or disposal of any Hazardous Substance, except for any such investigation conducted entirely without notice to LJMCo without entry to any facility of LJMCo or any of its Subsidiaries and of which the Shareholders have no Knowledge; (iv) to the Knowledge of the Shareholders, no predecessor-in-title to or former operator of the LJMCo Real Property has filed any notice under any Legal Rule indicating past or present treatment, storage or disposal of a hazardous waste or reporting a spill or release of a Hazardous Substance into the environment; (v) Neither LJMCo nor any of its Subsidiaries has any Liability under or any Environmental, Health and Safety Law, in connection with the transportation, release, discharge or disposal by or at the direction of the Shareholders, LJMCo or any Affiliate of any Hazardous Substance into the environment and no release by LJMCo or any Affiliate which could require investigation or remediation has occurred; (vi) none of LJMCo's or any of its Subsidiaries' operations on the LJMCo Real Property involves the generation, transportation, treatment, storage or disposal of Hazardous Substances other than in compliance with all applicable Legal Rules; (vii) except in accordance with all Legal Rules, neither LJMCo nor any of its Subsidiaries has disposed of any Hazardous Substance in, on or about the LJMCo Real Property or any other location; and (viii) no Lien in favor of any Governmental Entity for (A) any Liability under any Environmental, Health and Safety Law, or (B) damages arising from or costs incurred in response to a release of any Hazardous Substance into the environment has been filed or attached to any of LJMCo's or any of its Subsidiaries interest in the LJMCo Real Property.

          (B) The Shareholders have provided, and prior to Closing will provide, CBM with complete and correct copies of (i) all studies, reports, surveys or other materials in the Shareholder's, LJMCo's or any of its Subsidiaries' possession relating to the presence or alleged presence of Hazardous Substances at, on or affecting the LJMCo Real Property or any other location, (ii) all notices or other materials in the Shareholder's, LJMCo's or any of its Subsidiaries' possession that were received from any Governmental Entity having the power to administer or enforce any Environmental, Health and Safety Laws relating to current or past ownership, use or operation of the LJMCo Real Property or activities at the LJMCo Real Property or any other location by LJMCo or any of its Affiliates and (iii) all materials in the Shareholder's, LJMCo's or any of its Subsidiaries' possession relating to any claim, allegation or action by any private third party under any Environmental, Health and Safety Law with respect to the LJMCo Real Property and any transporter of Hazardous Substances or third party disposal sites used by the transporters.

          (C) To the Knowledge of the Shareholders, (i) no underground storage tanks have been located on the LJMCo Real Property, (ii) no LJMCo Real Property has been used at any time as a gasoline service station or any other facility for storing, pumping, dispensing or producing gasoline or any other petroleum products or wastes and (iii) no building or other structure constituting part of the LJMCo Real Property contains or contained asbestos. To the Knowledge of the Shareholders, there are and were no incinerators, septic tanks or cesspools on the LJMCo Real Property and all waste from or on the LJMCo Real Property was discharged into a public sanitary sewer system.

     5.22 Absence of Certain Changes.  Except as set forth on Schedule 5.22
          --------------------------                          -------------
hereto, there has not been any Material Adverse Change with respect to LJMCo or any of its Subsidiaries since the Most Recent Fiscal Year End. Without limiting the generality of the foregoing, since the Most Recent Fiscal Year End, except as otherwise contemplated by this Agreement or described on Schedule 5.22, each
                                                            -------------
of LJMCo and each of its Subsidiaries has conducted its operations in the Ordinary Course of Business and:

          (A) (i) Has not sold, leased, transferred or assigned any of its assets, tangible or intangible, other than for fair consideration in the Ordinary Course of Business, (ii) has not imposed or created any Liens (other than Permitted Liens) upon any of its assets, tangible or intangible, and (iii) has not entered into any agreement, contract, lease or license (or series of related agreements, contracts, leases or licenses) outside the Ordinary Course of Business which obligates LJMCo or such Subsidiary for more than $25,000 for any single item;

          (B) Neither LJMCo nor any of its Subsidiaries has terminated, modified or canceled any agreement, contract, lease or license (or series of related agreements, contracts, leases or licenses) involving, in any of the foregoing cases, more than $25,000 other than pursuant to this Agreement;

          (C) Neither LJMCo nor any of its Subsidiaries has (i) made any loan to, or any acquisition of the securities or assets of, any other Person or
     (ii) issued any note, bond or other debt security or created, incurred, assumed or guaranteed any indebtedness for borrowed money or capitalized lease obligation involving more than $25,000 in the aggregate;

          (D) Neither LJMCo nor any of its Subsidiaries has experienced any damage, destruction or loss (whether or not covered by insurance) of its property, or any strike, work stoppage or slowdown or other similar labor trouble;

          (E) Neither LJMCo nor any of its Subsidiaries has granted any increase in the compensation of any of the directors, officers or employees of LJMCo other than as set forth on Schedules 5.11 and 5.18;
                                         --------------     ----

          (F) Neither LJMCo nor any of its Subsidiaries has adopted, amended, modified or terminated any bonus, profit-sharing, incentive, severance or other plan, contract or commitment for the benefit of any of the directors, officers or employees of LJMCo or any of its Subsidiaries, or taken any such action with respect to any other Employee Benefit Plan other than as set forth on Schedules 5.11 (Contracts) and 5.18 (Employment Agreements);
                  --------------                 ----

          (G) Neither LJMCo nor any of its Subsidiaries has made any material change in the employment terms of any of the directors, officers or employees of LJMCo other than as set forth on Schedules 5.11 (Contracts)
                                                   --------------
     and 5.18 (Employment Agreements); and
         ----

          (H) There has not been any material occurrence, event, incident, action, failure to act, or transaction outside the Ordinary Course of Business involving LJMCo or any of its Subsidiaries or any arrangement, agreement or commitment by LJMCo or any of its Subsidiaries or any of the Shareholders to do any of the foregoing items set forth in Subsections (A) through (H) of this Section 5.22.
                         ------------

     5.23 Insurance.  Schedule 5.23 sets forth a complete list of all policies
          ---------   -------------
of insurance to which LJMCo or any of its Subsidiaries currently is a party or a beneficiary or named insured and (A) all claims which are pending and (B) all claims which have been made to the insurers during the two-year period prior to the date hereof. With respect to each insurance policy maintained by LJMCo or any of its Subsidiaries: (A) the policy is legal, valid, binding, enforceable and in full force and effect; (B) the policy will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms immediately following the Closing, unless terminated by CBC; (C) neither LJMCo, any of its Subsidiaries nor any other party to the policy is in breach or default (including with respect to the payment of premiums or the giving of notices) and no event has occurred which, with notice or the lapse of time or both, would constitute such a breach or default or permit termination, modification or acceleration under the policy; and (D) no party to the policy has repudiated any provision thereof. Each of LJMCo and each of its Subsidiaries has been covered during the past ten (10) years through the Closing Date by insurance in type, scope and amount which (i) meet the minimum requirements of any contract, lease or agreement to which LJMCo or any of its Subsidiaries is a party and (ii) is customary and reasonable for the business in which it has engaged during such period. Neither LJMCo nor any of its Subsidiaries has failed to give any notice or present any claim under any insurance policy in a due and timely fashion.

     5.24 Force Majeure.  The respective businesses, properties and assets of
          -------------
each of LJMCo and each of its Subsidiaries have not been materially or adversely affected in any way as a result of any fire, explosion, earthquake, flood, windstorm, accident or any other casualty, labor trouble, condemnation, requisition or taking of property by any government or any agency of any government, embargo, riot, act of God or public enemy, or other similar or dissimilar casualty or event, and there has been no material change in the business or operations or the manner of conducting the Business of LJMCo or the business of any of its Subsidiaries.

     5.25 Brokers.  Neither LJMCo, any of its Subsidiaries nor any Shareholder
          -------
has any Liability, directly or indirectly, to pay any fees, commissions or other amounts (A) to any broker, finder or agent with respect to this Agreement or the transactions contemplated hereby or in connection with any sale of all or substantially all of the capital stock or assets of LJMCo, or (B) to any of LJMCo's or any of its Subsidiaries' directors, officers or employees in connection with this Agreement or the transactions contemplated hereby or in connection with any sale of all or substantially all of the capital stock or assets of LJMCo.

     5.26 Full Disclosure.  Any and all information furnished by or on behalf of
          ---------------
LJMCo, any of its Subsidiaries or either Shareholder to any CB Company in writing pursuant to this Agreement and any information contained in the Schedules referred to in this Agreement, at any time prior to the Closing Date, does not and will not contain any untrue statement of a material fact and, to the Knowledge of the Shareholders, does not and will not omit to state any material fact necessary to make any statement, in light of the circumstances under which such statement is made, not misleading.


                                   ARTICLE 6

         ADDITIONAL REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS
         -------------------------------------------------------------

          Each of the Shareholders severally but not jointly represents and warrants, as of the date hereof and as of the Closing Date, as follows:

          6.1  Authority.  Such Shareholder has the full right, power, authority
               ---------
and capacity, without the consent of any other person, to execute and deliver this Agreement and to carry out this Agreement and the transactions contemplated hereby. This Agreement has been, and each of the documents to be delivered at the Closing by such Shareholder will be, duly executed and delivered by such Shareholder and constitutes (or will constitute) the valid and legally binding obligation of such Shareholder enforceable against him in accordance with its respective terms, except to the extent enforceability may be limited by bankruptcy, insolvency, moratorium or similar laws affecting creditors' rights generally or by general equitable principles.

          6.2  Consent of Spouse.  The person executing a Consent of Spouse
               -----------------
attached to this Agreement is the spouse of LJM, and no other person has any interest in the shares of LJMCo Stock owned by LJM as set forth in Section 5.1
                                                                   -----------
through dissolution of marriage or otherwise. JMB does not currently have a spouse and no person has any interest in the shares of LJMCo Stock owned by JMB as set forth in Section 5.1 through dissolution of marriage or otherwise.
                -----------


                                   ARTICLE 7

                 REPRESENTATIONS AND WARRANTIES OF CBM AND CBC
                 ---------------------------------------------

          Except as contemplated by this Agreement, each of CBM and CBC jointly and severally represents and warrants to the Shareholders as of the date hereof and as of the Closing Date as follows:

          7.1  Organization. CBC is a corporation duly organized, validly
               ------------
existing and in good standing under the laws of the State of Delaware, and has full corporate power and authority to own and/or lease all of its properties and assets, and to carry on its business as now being conducted. CBM is a corporation duly organized, validly existing and in good standing under the laws of the State of California, and has full corporate power and authority to own and/or lease all of its properties and assets, and to carry on its business as now being conducted. Each of CBC and CBM is duly qualified to do business and is in good standing in each jurisdiction in which the ownership of its property or the conduct of its business requires such qualification, except for those jurisdictions where the failure to so qualify would not have a Material Adverse Effect on the CB Companies taken as a whole. The copies of the Articles of Incorporation and ByLaws, as amended, of each CB Company heretofore delivered to LJMCo are true, complete and correct, and such instruments, as amended, are in full force and effect.

          7.2  Authority.  Subject to satisfaction of the conditions set forth
               ---------
herein (including the receipt of the consents listed on Schedule 7.5), (i) each
                                                        ------------
of CBC and CBM now has and at the Closing will have the full right, power and authority, without the consent of any other person, to execute and deliver this Agreement and all other agreements contemplated hereby to be executed by it and to carry out this Agreement and the transactions contemplated hereby and (ii) the execution, delivery and performance of this Agreement and all other agreements contemplated hereby or thereby and the consummation of the transactions contemplated hereby and thereby have been, and each of the documents to be delivered at Closing (including the Notes and the Guaranty) will be, duly authorized by all requisite action, corporate and other, on the part of each of CBC and CBM, as the case may be, and each of this Agreement and such other documents has been duly executed and delivered by each of CBC and CBM, as the case may be, and constitutes or at the Closing will constitute the valid and legally binding obligation of each of CBC and CBM, enforceable against each of them in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or by general equitable principles. The transactions contemplated by this Agreement have been authorized and approved by the Acquisition/Investment Committee of the Board of Directors of CB Holdings.

          7.3  SEC Documents.  CBM has provided to the Shareholders a true and
               -------------
complete copy of CB Holdings' Annual Report on Form 10-K (without exhibits) for the years ended December 31, 1993, December 31, 1994 and December 31, 1995, and Quarterly Report on Form 10-Q for the three (3) months ended March 31, 1996, and its definitive 1996 proxy statement filed by CB Holdings with the SEC (the "CB Holdings SEC Documents"). As of their respective filing dates, CB Holdings has made all necessary filings with the Securities and Exchange Commission ("SEC") required to be filed by it since December 31, 1993, the CB Holdings SEC Documents comply or will comply in all material respects with the requirements of the Exchange Act or the Securities Act, and none of the CB Holdings SEC Documents contain or will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, except to the extent material statements in any of the foregoing are modified or superseded in accordance with applicable rules and regulations of the SEC by a subsequently filed CB Holdings SEC Document delivered to the Shareholders prior to the date of this Agreement.

          7.4  Financial Statements.  CBM has furnished to the Shareholders (i)
               --------------------
the audited consolidated balance sheets and statements of income and changes in stockholders' equity and cash flows of CB Holdings and its Subsidiaries for the three (3) fiscal years ended December 31, 1993, December 31, 1994 and December 31, 1995 and (ii) the unaudited consolidated balance sheet, statements of and changes in stockholders' equity and cash flow of CB Holdings and its Subsidiaries as of and for the three (3) months ended March 31, 1996 (the "Most Recent Fiscal Quarter")

(collectively, the "CB Holdings Financial Statements"). The CB Holdings Financial Statements (including the notes thereto) have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as noted in the notes to the CB Holdings Financial Statements), present fairly the financial condition of CB Holdings and its Subsidiaries on a consolidated basis as of such dates and the results of operations of CB Holdings and its Subsidiaries on a consolidated basis for such periods, are accurate and complete and consistent with the books and records of CB Holdings in all material respects (which books and records are accurate and complete) except, with respect to the CB Holdings Financial Statements for the Most Recent Fiscal Quarter, for normal recurring year-end adjustments which are not material in the aggregate and the absence of notes (which, if present would not differ materially from those included in the CB Holdings Financial Statements for the fiscal year ended and at (in the case of the balance sheet) December 31, 1995). Other than certain intellectual property, the issued and outstanding capital stock of CBC is the sole asset of CB Holdings, and the CB Companies are the only direct or indirect Subsidiaries of CB Holdings with substantial assets or employees, so that the CB Holdings Financial Statements substantially present the financial condition of CBC and its Subsidiaries (except as otherwise noted in the notes to the CB Holdings Financial Statements) as of such dates and for such periods.

          7.5  Non-Contravention.  Except as set forth on Schedule 7.5, neither
               -----------------                          ------------
the execution and delivery of this Agreement by CBC and CBM nor the consummation of the transactions contemplated hereby (including without limitation the assignments contemplated hereby) do or would after the giving of notice or the lapse of time or both (i) conflict with, result in a breach of, constitute a default under, or violate the Articles or Certificate of Incorporation or the Bylaws of CBC or CBM; (ii) conflict with, result in a breach of, constitute a default under, or violate any Legal Rule, except for conflicts, breaches, defaults or violations which individually or in the aggregate would not have a Material Adverse Effect on the CB Companies taken as a whole; (iii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, amend, modify, cancel or refuse to perform under, or require any notice under, any agreement, contract, commitment, license, lease, instrument or other arrangement, including any express or implied warranty, to which any CB Company is a party or by which any of them is bound or to which any of their assets are subject; or (iv) result in the creation of, or give any party the right to create, any Lien or other rights or adverse interests upon any right, property or asset of any CB Company.

          7.6  No Adverse Knowledge.  Except as set forth on Schedule 7.6
               --------------------                          ------------
hereto, to the Knowledge of the Selected Employees of CBC, none of the following entities is actively considering (i) disallowing competition for or participation in arranging or servicing mortgage loans for such entity by any CB Company or (ii) terminating such entity's relationship with any CB Company, in either case as a result of the proposed acquisition or as a result of dissatisfaction with the services of any CB Company:

          (a) any entity which is a party to a mortgage loan correspondent contract with any CB Company and which has been a source of loan funds for any financing arranged by any CB Company and which closed after December 31, 1993;

          (b)  any entity which owns a loan portfolio serviced by any CB
Company;

          (c) any separate account, trust or other entity to whom any CB Company provides investment advice for a fee pursuant to a mortgage loan correspondent contract or an investment advisor contract; or

          (d) any borrower which has arranged or any lender which has funded not less than five (5) mortgage loans with any CB Company since December 31, 1993.

For purposes of this Section 7.6, "Selected Employees" shall mean James J.
                     -----------
Didion, Walter V. Stafford, Richard C. Clotfelter and David A. Davidson.

     7.7  Legal Compliance.  Each of CBC and CBM is, and at all times during the
          ----------------
five-year period prior to the date hereof has been, in compliance with all Legal Rules applicable to it, except for possible violations which would not have a Material Adverse Effect on the CB Companies taken as a whole, individually or in the aggregate and, except as set forth on Schedule 7.7, no action, suit,
                                          ------------
proceeding, hearing, investigation, charge, complaint, claim, demand or notice has been filed or commenced or is pending or, to the Knowledge of CBC and CBM, threatened against any of them alleging any failure to so comply. Each of CBC and CBM has all permits, certificates, licenses, approvals and other authorizations required in connection with the operation of its business ("CB Permits"), all of which are valid and effective, except for those which, if not obtained and valid and effective, would not have a Material Adverse Effect on the CB Companies taken as a whole, and neither CBC nor CBM is in violation of any CB Permit in any material respect. No notice has been issued and no investigation or review is pending or, to the Knowledge of each of CBC and CBM, threatened by any Governmental Entity with respect to (i) any alleged violation of or other non-compliance with any Legal Rule by such CB Company or (ii) any alleged failure to have all CB Permits required in connection with the operation of the business of such CB Company.

     7.8  Brokers.  No CB Company has any Liability, directly or indirectly, to
          -------
pay any fees, commissions or other amounts (A) to any broker, finder or agent with respect to this Agreement or the transactions contemplated hereby or in connection with any purchase of all or substantially all of the capital stock or assets of LJMCo or (B) to any of the directors, officers or employees of any CB Company in connection with this Agreement, or the transactions contemplated hereby or in connection with any purchase of all or substantially all of the capital stock or assets of LJMCo.

     7.9  Litigation.  Except as set forth in the CB Holdings SEC Documents, (A)
          ----------
there is no suit, action, hearing, claim or litigation, or legal, administrative, arbitration or other proceeding pending or, to the Knowledge of each of the CB Companies, threatened, nor to the Knowledge of each of the CB Companies, any investigation pending or threatened against or affecting a CB Company, or any of their respective property or assets, before any Governmental Entity, which would have a Material Adverse Effect on the CB Companies taken as a whole and (B) there is no judgment, decree, injunction, ruling, award, charge, order or writ of any Governmental Entity or other Person outstanding against, binding upon or involving such CB Company or its respective business or any directors or officers of such CB Company in their capacity as such which would have a Material Adverse Effect on the CB Companies taken as a whole. The CB Companies own policies of casualty, liability or other forms of insurance which provide coverages in amount and scope sufficient to cover every claim, action, cause of action, suit, proceeding, litigation, arbitration or investigation arising out of, related to, or in connection with those matters listed in the CB Holdings SEC Documents. No CB Company nor any of their respective directors, officers or employees is currently charged with, or is currently under investigation with respect to, any violation of any provision of any Legal Rule in respect of the business of such CB Company.

     7.10 Absence of Certain Changes.  Since December 31, 1995 there has been no
          --------------------------
effect on, or change in, the business of any CB Company that has had a Material Adverse Effect on the CB Companies taken as a whole.

     7.11 Absence of Undisclosed Liabilities Relating to CBC Mortgage
          -----------------------------------------------------------
Origination Business.  Except as set forth on Schedule 7.11, since December 31,
- --------------------                          -------------
1995 the CBC Mortgage Origination Business has not incurred any Liabilities of the type required to be reflected or disclosed in a balance sheet (or the notes thereto) prepared in accordance with GAAP other than Liabilities incurred in the Ordinary Course of Business.

     7.12 Full Disclosure.  Any information furnished by or on behalf of CBC or
          ---------------
CBM to either Shareholder or LJMCo in writing pursuant to this Agreement at any time prior to the Closing Date does not contain any untrue statement of a material fact and, to the Knowledge of CBC and CBM, does not omit to state any material fact necessary to make any statement, in light of the circumstances under which such statement is made, not misleading.


                                   ARTICLE 8

                         COVENANTS OF THE SHAREHOLDERS
                         -----------------------------

          During the period from the date of this Agreement and continuing until the Closing Date, the Shareholders agree (except as expressly contemplated by this Agreement or to the extent that CBC shall otherwise consent in writing) that:

          8.1  Ordinary Course.  Except as set forth in Section 10.4 (Allocation
               ---------------                          ------------
of Certain Accounts Receivable and Liabilities) and 11.2(L) (Pre-Closing
                                                    -------
Transactions), the Shareholders shall (i) cause each of LJMCo and each of its Subsidiaries to carry on the Business in the Ordinary Course of Business, including the payment of all Taxes, in substantially the same manner as heretofore conducted, (ii) to the extent consistent with such Businesses, use all commercially reasonable efforts consistent with past practice and policies to preserve intact LJMCo's and its Subsidiaries' present business organization, and (iii) use their best efforts to keep available the services of LJMCo's and its Subsidiaries' present officers and key employees and preserve its relationships with present and potential customers, providers and others having business dealings with it, in each case to the end that its goodwill and ongoing business shall be unimpaired at the Closing.

          8.2  Dividends and Distributions; Changes in Ownership Interests.
               -----------------------------------------------------------
Except as set forth in Sections 10.4 (Allocation of Certain Accounts Receivable
                       -------------
and Liabilities) and 11.2(L) (Pre-Closing Transactions), the Shareholders shall
                     -------
not permit LJMCo or any of its Subsidiaries to or to agree or propose to (i) split, combine or reclassify any of its equity interests or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any existing equity interests, (ii) repurchase or otherwise acquire any shares of its capital stock or (iii) declare or pay any dividends on or make any distributions in respect of any of its equity interests after the Effective Date.

          8.3  No Other Bids.  The Shareholders shall not and shall not permit
               -------------
LJMCo or any of its Subsidiaries or any of their respective directors, officers or agents to, directly or indirectly, solicit or initiate or encourage any discussions or negotiations with, or participate in any negotiations with or provide any information to or otherwise cooperate in any other way with any Person (other than the CB Companies) concerning any merger, sale of substantial assets, sale of shares of capital stock or any division or Subsidiary of LJMCo or control thereof. CBC shall be promptly notified in writing by the Shareholders of any of the events referred to in this
Section 8.3, and of any unsolicited bids for any of the foregoing, including a
- -----------
summary of the material terms of any other bid.

          8.4  No Acquisitions.  The Shareholders shall not permit LJMCo or any
               ---------------
of its Subsidiaries to (a) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or (b) otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to LJMCo except in the Ordinary Course of Business.

          8.5  No Dispositions.  Except as set forth in Sections 10.4
               ---------------                          -------------
(Allocation of Certain Accounts Receivable and Liabilities) and 11.2(L) (Pre-
                                                                -------
Closing Transactions), the Shareholders shall not permit LJMCo or any of its Subsidiaries to lease or otherwise dispose of any of its assets, individually or in the aggregate, except in the Ordinary Course of Business and in any event not in excess of $5,000 in the aggregate (excluding write-offs requested by CBC).

          8.6  Benefit Plans, Etc.  The Shareholders shall not permit LJMCo or
               -------------------
any of its Subsidiaries to adopt or amend in any material respect any agreement with or for the benefit of employees, other than as provided in this Agreement or as necessary with respect to the LJMCo Plans to comply with applicable law or to maintain the LJMCo Plans in the Ordinary Course of Business.

          8.7  Access to Information; Confidentiality.  The Shareholders shall
               --------------------------------------
and shall cause LJMCo and its Subsidiaries to afford to the CB Companies and shall cause their and LJMCo's independent accountants to afford to the CB Companies, and the respective accountants, counsel and other representatives of each of the CB Companies, reasonable access during normal business hours during the period prior to the Closing Date to the properties, books, contracts, commitments, records and management of LJMCo and its Subsidiaries and, to the independent accountants of the CB Companies, reasonable access to the audit work papers and other records of LJMCo's accountants. During such period, each of the Shareholders shall cause LJMCo and its Subsidiaries to use reasonable efforts to furnish promptly to the CB Companies all information concerning the business, properties and personnel of LJMCo and its Subsidiaries as any CB Company may reasonably request. Each of the Shareholders shall and shall cause LJMCo and its Subsidiaries and their respective directors, officers, employees, agents and advisors to maintain in confidence, any information obtained from any CB Company in connection with this Agreement or the transactions contemplated hereby, unless (i) such information is already known to LJMCo or the Shareholders or to others not bound by a duty of confidentiality or (ii) such information becomes publicly available through no fault of LJMCo, any of its Subsidiaries or the Shareholders, (iii) the use of such information is necessary or appropriate in making any filing or obtaining any consent or approval required for the consummation of the transactions contemplated hereby or (iv) the furnishing or use of such information is required in connection with any legal proceedings in which case the Shareholders shall give such CB Company as much prior notice as practicable so that it may seek a protective order. If the transactions contemplated by this Agreement are not consummated, each of the Shareholders shall and shall cause each of LJMCo and each of its Subsidiaries to return or destroy as much of such written information in their possession as may be requested by any CB Company.

          8.8  Communications.  Between the date hereof and the Closing Date,
               --------------
neither Shareholder will furnish any communication to the public generally if the subject matter thereof relates to the other party or to the transactions contemplated by this Agreement without the prior approval of CBC as to the content thereof, which approval shall not be unreasonably withheld, and subject to each Party's compliance with applicable law.

          8.9  Update to Disclosures.  Without limiting CBC's and CBM's right to
               ---------------------
rely on the representations and warranties as of the date of this Agreement, the Shareholders will notify CBM in writing (where appropriate, through updates to the Schedules hereto) of, and contemporaneously will provide CBM with true and complete copies of any and all information or documents relating to any event, transaction or circumstance, as soon as practicable after it becomes known to either Shareholder, occurring after the date of this Agreement that causes or will cause any covenant or agreement of either Shareholder under this Agreement to be breached or that renders or will render untrue any representation or warranty of either Shareholder contained in this Agreement as if the same were made on or as of the date of such event, transaction or circumstance. Such an update to the disclosures of the Shareholders shall not be deemed to correct and negate the effect of prior misstatements by either Shareholder unless CBM and CBC elect to proceed with the Closing notwithstanding a given update. Without limiting the generality of the foregoing, prior to the Closing the Shareholders shall deliver to CBM true and complete copies of all instruments of a type specified in the first sentence of Section 5.16 (Debt Instruments) which are
                                   ------------
executed after the date hereof.

          8.10  Good Faith.  Each of the Shareholders shall act in good faith
                ----------
and use all commercially reasonable efforts to cause to be satisfied all the conditions precedent to his obligations and those of the other parties to this Agreement over which he has control or influence, including obtaining any consents or any governmental permits required to consummate the transactions contemplated hereby, including without limitation those set forth on Schedule
                                                                     --------
5.4 (No Consents).  Neither Shareholder shall cause or permit LJMCo or any of
- ---
its Subsidiaries to take any action which would prevent the performance of this Agreement or the consummation of the transactions contemplated hereby.

          8.11  Conditions Regarding Customer Contact.  The Shareholders shall
                -------------------------------------
not permit LJMCo to take any action that is designed or intended to have the effect of discouraging any customer, supplier or other business associate of LJMCo from maintaining the same business relationships with any CB Company or LJMCo after the Closing and the merger of CBM into LJMCo as it maintained with LJMCo prior to the Closing.


                                   ARTICLE 9

                         COVENANTS OF THE CB COMPANIES
                         -----------------------------

          During the period from the date of this Agreement and continuing until the Closing Date, each of CBC and CBM agrees (except as expressly contemplated by this Agreement or to the extent that the Shareholders shall otherwise consent in writing) that:

          9.1  Ordinary Course.  Each of CBC and CBM shall, and shall cause
               ---------------
their Subsidiaries and Affiliates to, carry on their respective businesses in the Ordinary Course of Business, including the payment of all Taxes, in substantially the same manner as heretofore conducted and, to the extent consistent with such businesses, use all commercially reasonable efforts consistent with past practice and policies to preserve intact their present business organization, will use their best efforts to keep available the services of their present officers and key employees and preserve their relationships with present and potential customers, providers and others having business dealings with them to the end that their goodwill and ongoing businesses shall be unimpaired at the Closing.

          9.2  No Other Bids.  Neither the CB Companies nor any of the CB
               -------------
Companies' respective directors, officers or agents, will, directly or indirectly, solicit or initiate or encourage any discussions or negotiations with, or participate in any negotiations with or provide any information to or otherwise cooperate in any other way with any corporation, partnership, person or other entity or group engaged in the mortgage banking or loan servicing business concerning any merger, purchase of substantial assets or purchase of shares of capital stock of any CB Company. The Shareholders shall be promptly notified in writing by the CB Companies of any of the events referred to in this
Section 9.2 including a summary of the material terms of any other offer.
- -----------

          9.3  Access to Information; Confidentiality.  The CB Companies shall,
               --------------------------------------
and shall cause their Subsidiaries and Affiliates to, afford to the Shareholders and shall cause their independent accountants to afford to the Shareholders, and their accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Closing Date to the properties, books, contracts, commitments, records and management of the CB Companies' mortgage banking and loan servicing operations and, to the Shareholders' independent accountants, reasonable access to the audit work papers and other records of the CB Companies' accountants relating to mortgage banking and loan servicing operations. During such period, the CB Companies shall use reasonable efforts to furnish promptly to the Shareholders all information concerning the mortgage banking and loan servicing business, properties and personnel of the CB Companies as the Shareholders may reasonably request. Each CB Company will maintain in confidence, and cause its directors, officers, employees, agents and advisors to maintain in confidence, any information obtained from LJMCo or the Shareholders in connection with this Agreement or the transactions contemplated hereby, unless (i) such information is already known to such CB Company or to others not bound by a duty of confidentiality, (ii) such information becomes publicly available through no fault of the CB Companies, (iii) the use of such information is necessary or appropriate in making any filing or obtaining any consent or approval required for the consummation of the transactions contemplated hereby or (iv) the furnishing or use of such information is required in connection with any legal proceedings in which case such CB Company shall give LJMCo and the Shareholders as much prior notice as practicable so they may seek a protective order. If the transactions contemplated by this Agreement are not consummated, each CB Company will return or destroy as much of such written information in its possession as may be requested by LJMCo or the Shareholders.

          9.4  Communications.  Between the date hereof and the Closing Date,
               --------------
the CB Companies will not furnish any communication to the public generally if the subject matter thereof relates to the other party or to the transactions contemplated by this Agreement without the prior approval of the other party as to the content thereof, which approval shall not be unreasonably withheld, and subject to each party's compliance with applicable law.

          9.5  Update to Disclosures.  Without limiting the Shareholders' right
               ---------------------
to rely on the representations and warranties as of the date of this Agreement, CBC and CBM will notify the Shareholders in writing of, and contemporaneously will provide the Shareholders with true and complete copies of any and all information or documents relating to any event, transaction or circumstance, as soon as practicable after it becomes known to CBC or CBM, occurring after the date of this Agreement that causes or will cause any covenant or agreement of CBC or CBM under this Agreement to be breached or that renders or will render untrue any representation or warranty of CBC or CBM contained in this Agreement as if the same were made on or as of the date of such event, transaction or circumstance. Such an update to the disclosures of CBC and CBM shall not be deemed to correct and negate the effect of CBC's or CBM's prior misstatements unless the Shareholders elect to proceed with the Closing notwithstanding a given update.

          9.6  Good Faith.  CBC and CBM shall act in good faith and use all
               ----------
commercially reasonable efforts to cause to be satisfied all the conditions precedent to their obligations and those of the other parties to this Agreement over which they have control or influence. Neither CBC nor CBM nor any of their Subsidiaries shall take any action which would prevent the performance of this Agreement or the consummation of the transactions contemplated hereby.

          9.7  Conditions Regarding Customer Contact.  Neither CBC nor CBM will
               -------------------------------------
take any action that is designed or intended to have the effect of discouraging any customer, supplier or other business associate of the CB Companies from maintaining the same business relationships with the CB Companies or LJMCo, after the Closing and the merger of CBM into LJMCo, as it maintained with the CB Companies prior to the Closing.


                                  ARTICLE 10

                             ADDITIONAL AGREEMENTS
                             ---------------------

          10.1  Conditions to the Transaction.  Each Party will take all
                -----------------------------
reasonable actions necessary to comply promptly with all legal requirements which may be imposed on such Party with respect to the transactions contemplated hereby (including furnishing all information required under the HSR Act, if any) and will promptly cooperate with and furnish information to each other Party in connection with any such requirements imposed upon each other Party or any Subsidiary or Affiliate of each other Party in connection with such transactions. Each Party will take, and will cause its Subsidiaries or Affiliates to take, all reasonable actions to obtain (and to cooperate with each other Party and its Subsidiaries or Affiliates in obtaining) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity, or other third party, required to be obtained or made by such Party or its Subsidiaries or Affiliates in connection with the transactions or the taking of any action contemplated thereby or by this Agreement.

          10.2  State Statutes.  If any state takeover law shall become
                --------------
applicable to the transactions contemplated by this Agreement, CBC and CBM and their respective Boards of Directors or LJMCo and its Board of Directors and the Shareholders, as the case may be, shall use their reasonable best efforts to obtain such approvals and take such actions as are necessary so that the transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effects of such state takeover law on the transactions contemplated by this Agreement.

          10.3  Pre-Closing Tax Liability; Tax Returns of LJMCo.
                -----------------------------------------------

          (A) Except as otherwise provided in Section 10.14 (No Section 338(h)(10) Election; Post Closing Transfers), the Shareholders shall be liable for, and shall pay in a timely fashion, any and all Taxes of LJMCo, its Subsidiaries and the Shareholders attributable to any taxable period ending on or prior to June 30, 1996 and the applicable portion of any and all Taxes of LJMCo, its subsidiaries and the Shareholders attributable to any partial period (through and including June 30, 1996) of any taxable period ending after June 30, 1996. The Taxes attributable to any partial period shall be computed as if the taxable period ended on June 30, 1996 except that any Taxes imposed on the ownership of real, personal or intangible property shall be allocated, pro rata on a daily basis, between the partial period ending on June 30, 1996 and the balance of the taxable period.

          (B) The Shareholders shall cause the preparation and filing of all Tax Returns of LJMCo and its Subsidiaries for taxable periods ending on or before the Closing Date. The CB Companies shall cooperate with the Shareholders to facilitate such filings and shall have the right to review and approve (which approval shall not be unreasonably withheld) any such return before it is filed. Each Shareholder shall have the responsibility for and the right to control any audit (and the disposition thereof) of any Tax Return of LJMCo and its Subsidiaries pertaining to taxable periods ending on or before the Closing Date.

          (C) CBM shall grant or cause LJMCo to grant to the Shareholders (or their designees) access at all reasonable times to the information, books and records relating to LJMCo within the possession of CBM or LJMCo (including workpapers and correspondence with taxing authorities but excluding any privileged material) and shall afford the Shareholders (or their designees) the right (at the Shareholders' expense) to take extracts therefrom and to make copies thereof, to the extent reasonably necessary to permit the Shareholders (or their designees) to prepare Tax Returns or to conduct negotiations with Tax authorities.

          (D) CBM will preserve and retain all schedules, workpapers and other documents relating to any Tax Returns of or with respect to LJMCo or to any claims, audits or other proceedings affecting LJMCo until the expiration of the statute of limitations (including any extensions thereof) applicable to the taxable period to which such documents relate or until the final determination of any controversy with respect to such taxable period, and until the final determination of any payments that may be required with respect to such taxable period under this Agreement.

     10.4 Allocation of Certain Accounts Receivable and Liabilities.  It is the
          ---------------------------------------------------------
intention of the Parties to allocate the combined accounts receivable and pending transactions of LJMCo and LJMCal listed on the Allocation Schedule (the "Receivables") in a manner which is intended to fairly treat the Shareholders with respect to the fees for which substantial work has already been performed. It is also the intention of the Parties with respect to all Liabilities of LJMCo that either

          (a) LJMCo shall, immediately after the Closing, have sufficient cash and Cash Equivalents (excluding any cash or Cash Equivalents contributed by CBC, CBM or any of their respective Affiliates) to fully pay and discharge all such Liabilities or

          (b) the Shareholders shall have assumed and agreed to discharge such Liabilities or

          (c) such Liabilities shall have been specifically allocated to CBM or CBC in the Allocation Schedule.

     Accordingly, each of the Parties agrees as follows:

               (i) Prior to the Closing Date, CBC, CBM and the Shareholders shall jointly prepare the Allocation Schedule, which shall be mutually satisfactory to each of them and which shall also be part of an Allocation, Assumption and Collection

          Agreement to be executed as of the Closing Date by CBC, CBM, the Shareholders and LJMCo. The Allocation Schedule shall identify (1) the Receivables and their allocation among the parties and (2) the Liabilities of LJMCo and the allocation thereof among LJMCo and LJMCal and the Shareholders.

               (ii) As of the Closing Date, CBM, the Shareholders and LJMCo shall execute and deliver the Allocation, Assumption and Collection Agreement, in form and substance satisfactory to each of them, pursuant to which LJMCo shall pay to or on behalf of the Shareholders proceeds collected from the Receivables assigned to the Shareholders in accordance with the Allocation Schedule and shall assign to the Shareholders the Shareholder Liabilities to be allocated to them pursuant to the Allocation Schedule. It is expressly understood by the Parties hereto that no servicing fees (other than asset management fees which have not been billed but are due and payable and have been accrued prior to the Closing) shall be allocated to the Shareholders. Each of the Shareholders agrees to be responsible for any state, federal or local income taxes attributable to such amount allocated to him. Neither CBC, CBM, LJMCo nor LJMCal shall have any liability with respect to the failure to collect Receivables.

               (iii) Notwithstanding anything to the contrary set forth herein and regardless of whether any Liability is disclosed herein or in the Schedules attached hereto or whether the representations and warranties set forth herein contain any limitations or qualifications, each of the Shareholders agrees that, immediately following the Closing (A) he shall cause LJMCo to have unrestricted cash or Cash Equivalents at least equal to the sum of all Existing Liabilities of LJMCo and (B) other than Existing Liabilities with respect to which LJMCo has an amount of unrestricted Cash or Cash Equivalents at least equal to such Existing Liabilities pursuant to the preceding clause
          (A), LJMCo shall have no Liabilities other than Liabilities which have been assumed by the Shareholders pursuant to the Allocation Schedule and the Allocation, Assumption and Collection Agreement and Liabilities which either CBC or CBM has specifically agreed to assume pursuant to the Allocation Schedule and the Allocation, Assumption and Collection Agreement.

     10.5 Integration of Mortgage Origination Business.  Simultaneously with the
          --------------------------------------------
Closing or as soon as practicable thereafter, CBC shall transfer and assign to CBM (or the surviving corporation of the merger effected pursuant to Section
                                                                     -------
10.11 hereof), as a contribution to capital, and CBM (or such surviving
- -----
corporation) shall accept and assume, the assets of CBC's Mortgage Origination Business and the Liabilities related thereto set forth on Schedule 10.5 hereto.
                                                          -------------
Schedule 10.5 does not list and CBC will not transfer to CBM potential fees from
- -------------
loans committed or under application on June 30, 1996 which close on or before July 31, 1996, but CBM shall take, at its expense, all steps reasonably necessary to cause such loans to close by July 31, 1996. As soon as practicable after the Closing Date, CBC and CBM (or such surviving corporation) shall jointly prepare a mutually satisfactory integration plan to integrate the CBC Mortgage Origination Business with CBM (or such surviving corporation), and CBC shall reimburse CBM (or such surviving corporation) for non-recurring, out of pocket costs and expenses set forth in the integration plan (excluding legal, accounting and other advisory fees and expenses).

     10.6 Employee Equity Equivalent Program.  On or before January 1, 1997, CBM
          ----------------------------------
shall adopt an Employee Equity Equivalent Program. The Employee Equity Equivalent Program shall mean a long-term incentive program on terms and conditions determined by CBC which (i) has a term of five years (which may include overlapping five-year plans), (ii) provides that up to a maximum of ten
(10) key executive officers of CBM may share in excess value creation of the combined LJMCo/CB Companies mortgage businesses, (iii) would permit participating officers to share $3 - 5 million in the aggregate for the initial five year term for the incremental future value of LJMCo in excess of the CB Companies' required minimum 15% internal rate of return on the net capital actually invested in LJMCo and (iv) causes a portion of the benefit to be measured or limited by the success of CBC.

     10.7 CBM's Business Operations.  In conducting business after the Closing
          -------------------------
Date and until the earlier of (i) payment in full or cancellation of all amounts due and owing under the Notes, (ii) the date on which the aggregate face amounts of the Letters of Credit, taken together, becomes equal to or greater than the outstanding aggregate principal amount of the Notes or (iii) termination of the Contingent Notes, CBC agrees as follows:

          (A) CBC shall not, without the prior written consent of LJM, permit CBM to: (i) incur any indebtedness for borrowed money, other than Cash Management Loans, indebtedness incurred in the Ordinary Course of Business of CBM (including without limitation obligations to pay the Reconstruction Finance Corporation in connection with borrowed funds) and working capital loans from CBC which shall be expressly subordinate to the Notes and which shall expressly provide that no principal or interest in excess of the London Interbank Rate plus 200 basis points may be paid on such working capital loans while any balance is payable under the Notes, (ii) encumber any of its assets with Liens other than in the Ordinary Course of Business,
     (iii) incur any Liability for the acquisition of all or substantially all of the assets or stock of another business, (iv) make distributions to its shareholders without consideration other than in accordance with applicable law or (v) convey, sell, transfer or otherwise dispose of all or substantially all its assets; provided, however, that in the event CBC or
                                   --------  -------
     the Board of Directors of CBM proposes to take any of the actions set forth in this Section 10.7 and LJM does not consent in writing, nothing set forth
             ------------
     in this Agreement shall prohibit CBC or any Affiliate of CBC, other than CBM, from taking any of the actions set forth in this subsection on behalf of itself or such Affiliate;

          (B) CBC shall not, without the prior written consent of LJM, sell, pledge, assign or otherwise encumber CBM's stock other than as contemplated by this Agreement and other than to The Sumitomo Bank Limited ("Sumitomo");

          (C) CBC shall perform and observe its obligations under the Guaranty and the Trademark Agreement;

          (D) Subject to any decision to the contrary by the Board of Directors of CBM or CBC after the Closing to cease doing business with the Federal Home Loan Mortgage Corporation and subject to compliance with CBC's credit agreements, CBC shall cause CBM to maintain levels of capital and net worth (whether directly or by a guaranty by CBC) necessary (i) to satisfy the Federal Home Loan Mortgage Corporation qualification standards for a seller/servicer of loans and (ii) to permit

     CBM to maintain daily operations and working capital reserves at reasonable levels for LJMCo's Program Plus Seller-Servicer Contract;

          (E) Subject to the sole and absolute discretion of its Board of Directors, CBC shall take reasonable steps to arrange for or make available such levels of capital or advances to CBM as are necessary to implement a reasonable program approved by the Board of Directors of CBC of acquiring additional mortgage banking business through acquisitions or expansion of CBM's national operations;

          (F) CBC (i) shall cause CBM to seek to operate nationally under the LJMCo Name and trademarks until such time as the Board of Directors of CBC or CBM elects to operate CBM otherwise and (ii) shall not permit any CB Company to use the LJMCo Name with respect to any business as to which a majority of the revenue is not derived from mortgage banking and loan servicing;

          (G) CBC, in its capacity as sole shareholder of CBM, shall appoint LJM as a member of the board of directors of CBM (or LJMCo upon consummation of the merger pursuant to Section 10.11 hereof) for so long as
                                            -------------
     he is the President and Chief Executive Officer of CBM; and

          (H) CBC shall cause CBM to maintain policies of insurance comparable to those maintained by the CB Companies, provided, however, that this
                                              --------  -------
     covenant is conditioned upon the delivery by the Shareholders to CBC prior to Closing, of a certificate executed by the Shareholders in the form and substance satisfactory to CBC and certifying that there have been no Losses and there are no claims pending of a nature that would be covered by any errors and omissions insurance policies.

     10.8 LJMCo Business Management.  After the Closing, CBC agrees to cause CBM
          -------------------------
and Westmark Realty Advisors, L.L.C., a limited liability company organized under the laws of Delaware and a wholly-owned affiliate of CBC ("Westmark"), to cooperate and consult with each other and to develop a common marketing plan which assures a complementary rather than competitive arrangement. Without limiting the generality of the foregoing, after the Effective Time, (i) CBM shall not accept any additional equity pension advisory clients, (ii) CBM shall use its best efforts to have all potential equity pension advisory clients engage Westmark as their pension advisor and (iii) CBC will cause Westmark to agree that Westmark will refer to CBM mortgage origination services with respect to commingled trust funds and clients for which Westmark has discretionary authority; provided however, that if a potential pension plan client refuses to
           -------- ------
engage Westmark as an advisor or CBM as the mortgage originator, CBC shall cause Westmark and CBM to coordinate and consult with each other and to allocate the provision of services to such client in a manner which is in the best interests of CBC exclusively or in the manner conforming to the policies and directions promulgated from time to time by CBC's Board of Directors or managing officers and; provided further, that CBM may expand its relationship with and provide
     -------- -------
additional services to the following current pension advisory clients of LJMCo (which will become clients of CBM following the Closing): Teacher Retirement System of Texas, New York State Teachers Retirement System, ABP and the State of Wisconsin Investment Board. The parties agree that wherever appropriate, CBM and Westmark will both cooperate with respect to and participate in all requests for proposals from potential clients which arise after the Closing to act as investment advisors with pension plan sponsors for debt or participating debt instruments.

     10.9 LJM Administrative Services.  After the Closing, CBM and LJMCo will
          ---------------------------
use CBC for such administrative services as are reasonable from an administrative and cost standpoint, and CBC shall provide such services to CBM in a timely and efficient manner. By way of example, such administrative services include, among others, information technology, accounting and benefits administration.

     10.10  Key Person Life Insurance.  Following the Closing, the CB Companies
            -------------------------
may obtain, or may cause LJMCo to obtain, one or more term life insurance policies on the life of LJM in an aggregate amount up to Ten Million Dollars ($10,000,000). Such policies shall name as loss payees such persons as the CB Companies may designate and shall not be cancelable without the prior approval of the Board of Directors of CBM. LJM shall cooperate with the CB Companies and shall, upon request from CBM from time to time after the Closing, execute and deliver, and use all reasonable efforts to cause other persons to execute and deliver, to the CB Companies such documents and instruments, and will do or use all reasonable efforts to cause to be done such other acts (including without limitation having medical examinations performed), as CBM may reasonably request in connection with the application and maintenance of such insurance.

     10.11  Merger of LJMCo and CBM.  As soon as practicable after the Closing,
            -----------------------
CBC shall cause CBM to merge with and into LJMCo, and the surviving corporation shall be LJMCo and shall be named "L. J. Melody & Company". References in this
Article 10 to CBM shall include any successor entity.

     10.12  Letters of Credit.  In the event that either of the Letters of
            -----------------
Credit is due to expire at a time when any of the Notes secured thereby remain outstanding, CBC shall deliver to the Shareholder whose Notes remain outstanding a renewal or replacement thereof at least fifteen (15) days prior to such expiration date. In the event that Moody's Investor Service assigns a bond record financial strength rating to The Sumitomo Bank, Limited of below C-minus at a time when any of the Notes is outstanding, upon the request of a Shareholder whose Notes remain outstanding, CBC shall promptly deliver a replacement Letter of Credit in the same face amount as that required by the replaced Letter of Credit for such Shareholder. The replacement Letter of Credit shall be capable of being drawn upon in the continental United States and shall be issued by a bank or other lending institution (i) with a bond record financial strength rating from Moody's Investor Service of C-minus or above or
(ii) mutually agreeable to such Shareholder and CBC. Upon delivery of the replacement Letter of Credit, such Shareholder shall deliver to CBC the Letter of Credit which was replaced, and the original Letter of Credit shall automatically be cancelled.

     10.13  Termination of LJMCo 401(k) Plan.
            --------------------------------

          (A) CBC agrees that, as soon as practicable after the Closing, the participants of the LJMCo Plan who become employees of CBC or an Affiliate of CBC as of the Closing Date shall commence participation in a defined contribution plan (the "CBC 401(k) Plan") maintained by CBC or an Affiliate of CBC that is intended to qualify under Sections 401(a) and 401(k) of the Code.

          (B) Prior to and after the Closing, the Shareholders shall use their best efforts and shall cause LJMCo to use its best efforts to carry out the directives of the Board of Directors of CBM in connection with obtaining from participants the election of an available form of distribution upon termination of the LJMCo 401(k) Plan (including a spousal consent for any participant that may have elected an annuity option previously under the
     Plan).

          (C) Following the Closing, CBC shall use its best efforts to file promptly an application with the Dallas Key District of the Internal Revenue Service on Form 5310 for a determination letter that termination of the LJMCo 401(k) Plan, followed by coverage of such Plan's participants in the CBC 401(k) Plan, does not adversely affect its qualification. Such application shall include disclosures pertaining to the facts surrounding the termination of the LJMCo 401(k) Plan in the context of this Agreement. Upon receipt of a favorable determination letter, distributions from the LJMCo Plan shall be implemented. In the event no such favorable determination letter or other form of assurance from the Internal Revenue Service of equivalent weight (in the sole judgment of CBC) can be obtained, the LJMCo 401(k) Plan shall be maintained by CBC or an affiliate as a frozen plan with distributions to participants to occur at the earliest dates permitted by law so as to achieve the complete liquidation of the Plan at the earliest possible date. In the event the LJMCo 401(k) Plan is maintained as a "frozen plan", CBC agrees that no expenses other than investment expenses shall be paid by the Plan for so long as the Plan is in existence. The participants in the Plan shall be third-party beneficiaries with respect to these covenants and shall be entitled to enforce these covenants under law and, if such participants prevail in any action to enforce these covenants, CBC agrees to pay the reasonable costs and expenses of participants of enforcing such covenants, including reasonable attorneys' fees.

     10.14  No Section 338(h)(10) Election; Post Closing Transfers.  CBM and the
            ------------------------------------------------------
Shareholders agree that they shall not join in making an election under Section 338(h)(10) of the Code or a similar election under any applicable state income tax law with respect to CBM's purchase of LJMCo Stock. CBM shall be liable for and shall indemnify the Shareholders against, any and all liability for Taxes arising from a liquidation, merger, sale or other disposition of assets of LJMCo on or subsequent to the Closing or from a regular election pursuant to Section 338(g) of the Code with respect to LJMCo.

     10.15  CBC Holdings Stock Options.  Subject to the approval of the
            --------------------------
Compensation Committee of the Board of Directors of CB Holdings, CBC shall cause CB Holdings to grant to each of LJM, Thomas Melody and Michael Melody the option to purchase 30,250 shares each of the Class B-2 common stock of CB Holdings at an exercise price of ten dollars ($10) per share. The terms and conditions of such options (including the vesting schedule relating thereto) shall be determined by the Compensation Committee of the Board of Directors of CB Holdings and shall be substantially the same for the shares offered to senior executives pursuant to CB Commercial's 1996 Equity Incentive Plan.

     10.16  Assignment of LJMCo Name; License.  In the event any outstanding
            ---------------------------------
payment due and payable under the Notes shall not be made within ninety (90) days after its due date, CBM shall promptly assign and transfer to LJM all right, title and interest of CBM in and to the LJMCo Name acquired by CBM pursuant hereto and shall thereafter cease use of the LJMCo Name acquired by CBM pursuant hereto. CBM hereby grants to the Shareholders a royalty-free license to use the name "L.J. Melody & Company"; provided, however, that this license
                                         --------  -------
shall confer no rights unless and until an Event of Default (as defined in the Notes) shall have occurred under the Notes; provided further, however, that this
                                            ----------------  -------
license shall only be to the extent of the right, title and interest in and to the name "L.J. Melody & Company" acquired by CBM pursuant to this Agreement and the Trademark Agreement and neither CBC nor CBM makes any representations or warranties, express or implied, with respect to such name or the right to use such name. The license set forth herein shall terminate and be of no further force and effect upon payment in full of all outstanding amounts due under the Notes.

     10.17  Vacation.  The Shareholders assume and agree to pay when due all
            --------
obligations of LJMCo to employees for any Vacation Liability as it becomes due and payable.


                                  ARTICLE 11

                             CONDITIONS PRECEDENT
                              --------------------

     11.1 Conditions to Obligations of All Parties.  The obligations of each
          ----------------------------------------
Party to this Agreement to effect the transactions contemplated hereby shall be subject to the satisfaction on or prior to the Closing Date of the following conditions unless waived by both CBM and the Shareholders:
                            ----

          (A) Government Approvals.  All authorizations, consents, orders or
              --------------------
     approvals of, or declarations or filings with, or expiration of waiting periods imposed by, any Governmental Entity necessary for the consummation of the transactions contemplated by this Agreement including, but not limited to, termination of the waiting period under the HSR Act and such requirements under applicable federal or state securities laws shall have been filed, occurred or been obtained.

          (B) Legal Action.  No temporary restraining order, preliminary
              ------------
     injunction or permanent injunction or other order preventing the consummation of the transactions contemplated hereby shall have been issued by any federal or state court and remain in effect, and no litigation seeking the issuance of such an order or injunction, shall be pending which, in the good faith judgment of the Shareholders or CBC has a reasonable probability of resulting in such order, injunction or damages. In the event any such order or injunction shall have been issued, each Party agrees to use all commercially reasonable efforts to have any such injunction lifted.

          (C) Statutes.  No statute, rule or regulation shall have been enacted
              --------
     by the government of the United States or any state or agency thereof which would (i) make the consummation of the transactions contemplated hereby or by the LJMCal Stock Purchase Agreement illegal, (ii) prohibit CBC's or CBM's ownership or operation of all or a material portion of the Business or assets of LJMCo or LJMCal, or compel CBC or CBM to dispose of or hold separate all or a material portion of the business or assets of LJMCo or LJMCal, as a result of this Agreement or the LJMCal Stock Purchase Agreement, or (iii) render the Parties hereto unable to consummate the transactions contemplated hereby or by the LJMCo Stock Purchase Agreement, except for any waiting period provisions.

          (D) Federal Home Loan Mortgage Corporation Approval.  The Federal Home
              -----------------------------------------------
     Loan Mortgage Corporation shall have determined that after the merger pursuant to Section 10.11 hereof the surviving corporation may act as a
                 -------------
     Federal Home Loan Mortgage Corporation seller/servicer.

          (E) LJMCal Stock Purchase Agreement.  The parties thereto shall have
              -------------------------------
     entered into the LJMCal Stock Purchase Agreement and the Closing under the LJMCal Stock Purchase Agreement shall have occurred simultaneously with the Closing under this Agreement.

     11.2 Conditions to Obligations of CBC and CBM.  The obligations of CBC and
          ----------------------------------------
CBM to effect the transactions contemplated hereby are subject to the satisfaction on or prior to the Closing Date of the following conditions (except for the conditions set forth in paragraph (A) of Section 11.2(L) ("Pre-Closing
                                                 ---------------
Transactions"), which shall have been satisfied on or prior to the Effective
Date), unless waived by CBC:

          (A)  Representations and Warranties.  The representations and
               ------------------------------
     warranties of the Shareholders set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as if made at and as of the Closing Date, except as otherwise contemplated by this Agreement, and CBM shall have received a certificate or certificates signed by the Shareholders to such effect.

          (B)  Performance of Obligations of the Shareholders.  LJMCo and the
               ----------------------------------------------
     Shareholders shall have performed in all material respects all obligations required to be performed by each under this Agreement prior to the Closing Date, and CBM shall have received a certificate signed by the Shareholders to such effect.

          (C)  Opinion of Counsel to LJMCo and the Shareholders.  CBC and CBM
               ------------------------------------------------
     shall have received an opinion dated the Closing Date of Baker & Botts,
                                                              --------------
     L.L.P., counsel to LJMCo and the Shareholders, in substantially the form of
     ------
     Exhibit C hereto.
     ---------

          (D)  No Material Adverse Change.  Since the date of this Agreement
               --------------------------
     there shall have been no changes in the condition (financial or otherwise), business, prospects, employees, operations, obligations or liabilities of LJMCo which, in the aggregate, have had or may be reasonably expected to have a Material Adverse Effect on LJMCo and its Subsidiaries taken as a whole.

          (E)  Employment Agreement.  CBM and LJM shall have entered into the
               --------------------
     LJM Employment Agreement in the form of Exhibit D hereto.
                                             ---------

          (F)  Covenants Not to Compete.  CBM and each of LJM and JMB shall have
               ------------------------
     entered into a Covenant Not to Compete in the form of Exhibit E hereto.
                                                           ---------

          (G)  Trademark Agreement.  LJM and JMB shall have executed and
               -------------------
     delivered the Trademark Agreement in the form of Exhibit F hereto.
                                                      ---------

          (H)  Sumitomo Consent.  Sumitomo shall have (i) advised CBC in writing
               ----------------
     either that (A) no consent or other approval by Sumitomo or any other participant in the Amended and Restated Senior Secured Credit Agreement dated July 1, 1994, as amended or the Senior Subordinated Credit Agreement dated July 20, 1990, as amended, is required or (B) such consent or other approval has been obtained and (ii) agreed, on terms and conditions reasonably satisfactory to the Shareholders, that the Sumitomo Guaranties are subordinate to the Notes. As used in this Section 11.2(H), "Sumitomo
                                                    ---------------
     Guaranties" means that certain guaranty of CBM in favor of Sumitomo in connection with the Second Amended and Restated Senior Secured Credit Agreement between CBC and Sumitomo and that certain guaranty of CBM in favor of Sumitomo (Dublin) Limited in connection with the Senior Subordinated Credit Agreement between CBC, et al., and Sumitomo (Dublin)
                                                -- --
     Limited.

          (I)  Other Third-Party Approvals.  Any and all other consents or
               ---------------------------
     approvals required to consummate the transactions contemplated hereby shall have been obtained, including (i) any consents or any governmental permits identified on Schedule 5.4, (ii) approval of the Federal Home Loan Mortgage
                   ------------
     Corporation of CBM's qualification as a Federal Home Loan Mortgage Corporation seller/servicer (and satisfaction by CBM of any conditions and qualifications required by such approval), and (iii) any approvals from third parties relating to the Business.

          (J)  Resignations.  The Board of Directors and officers of LJMCo shall
               ------------
     have resigned their positions effective as of the Closing.

          (K)  Intentionally Deleted.
               ---------------------

          (L)  Pre-Closing Transactions.
               ------------------------

               (A) Prior to the Effective Date,

                    (i) LJMCo shall have distributed to one or both of the Shareholders the art works of LJMCo and club memberships set forth in the Allocation Schedule (the "Distributed Assets"), but only to the extent that the distribution of the Distributed Assets does not result in a write-off in excess of the value of such Distributed Assets as reflected on the LJMCo Financial Statements and

                    (ii) subject to the provisions of Section 10.4 (Allocation
                                                      ------------
               of Certain Accounts Receivable and Liabilities), all remaining LJMCo Cash in such amounts as determined by LJM and JMB in their sole discretion and those accounts receivable which have been mutually agreed upon in writing by CBC, CBM and the Shareholders shall have been applied to the redemption of then outstanding stock of LJMCo, and such redemption shall have been consummated. The remaining balance of LJMCo Cash will be distributed to the Shareholders in an amount reflecting their respective ownership of LJMCo, subject to the provisions of Section 10.4 hereof.
                                                      ------------

               (B) Prior to the Closing (i) the Shareholders, CBC and CBM shall have agreed upon the Allocation Schedule and the Allocation, Assumption and Collection Agreement, (ii) LJMCo shall have assigned to each Shareholder the Receivables and the Shareholder Liabilities allocated to him in the Allocation Schedule and (iii) each of the Shareholders shall have jointly and severally assumed the Shareholder Liabilities allocated to them in the Allocation Schedule.

          The transactions set forth in this Section 10.2(L) are referred to as
                                             ---------------
     the "Pre-Closing Transactions." Any accounts receivable of LJMCo applied for the redemption set forth above (i) shall be accounts receivable that are reflected on the LJMCo Balance Sheet or on the accounting records of LJMCo as of the June 30, 1996 and represent valid obligations arising from sales actually made or services actually performed in the Ordinary Course of Business, (ii) will not increase the percentage that the reserves represent of the accounts receivable of LJMCo as of the Closing Date or that the reserves reflected in the LJMCo Balance Sheet represented of the accounts receivable reflected therein and will not represent a material adverse change in the composition of such accounts receivable in terms of aging.

     Notwithstanding any other provision of this Agreement, the distributions to the Shareholders pursuant to this Section 11.2(L) shall be in an amount
                                          ---------------
     such that, after such distributions are made, on the Effective Date LJMCo will have a remaining amount of Cash and Cash Equivalents equal to all then Existing Liabilities. The redemption provided for herein shall be deemed to be simultaneous with the purchase and sale of all the outstanding shares of capital stock of LJMCo pursuant to Article 2 hereof as a single integrated transaction and shall not be deemed to be equivalent to a dividend.

          (M)  Absence of Liabilities.  Notwithstanding anything to the contrary
              ----------------------
     set forth herein and regardless of whether any Liability is disclosed herein or in the Schedules attached hereto or whether the representations and warranties set forth herein contain any limitations or qualifications, as of the Closing Date (and following the assumption by the Shareholders of the Shareholder Liabilities) LJMCo will not have any Liabilities other than
     (i) Liabilities which CBM has specifically agreed in writing to assume pursuant to Sections 10.4 (Assignment of Certain Accounts Receivable and
                 -------------
     Liabilities) and 11.2(N) (Allocation, Assumption and Collection Agreement)
                      -------
     of this Agreement and (ii) Existing Liabilities as to which LJMCo has immediately after the Closing (without giving effect to any obligation or action by the CB Companies) unrestricted cash or Cash Equivalents equal to the amount of such Existing Liabilities.

          (N)  Allocation, Assumption and Collection Agreement.  Each of the
               -----------------------------------------------
     Shareholders shall have executed an Allocation, Assumption and Collection Agreement, in form and substance satisfactory to CBM, pursuant to which the Shareholders jointly and severally assume the Shareholder Liabilities as set forth in the Allocation Schedule.

          (O)  LJMCal Stock Purchase Conditions.  All conditions precedent to
               --------------------------------
     the obligations of any CB Company under the LJMCal Stock Purchase Agreement shall have been satisfied or waived and the transactions contemplated by the LJMCal Stock Purchase Agreement shall have been consummated.

          (P)  Certain Write-offs.  LJMCo shall have written-off as a charge to
               ------------------
     its earnings certain items set forth in writing by CBC and delivered to LJMCO.

          (Q)  General Release.  Each of LJM and JMB shall have executed and
               ---------------
     delivered to CBC and CBM a General Release in the form of Exhibit G hereto.
                                                               ---------

          (R)  Intentionally Deleted.
               ---------------------

          (S)  CBM Employment Agreements.  Each incentively compensated employee
               -------------------------
     of LJMCo designated by CBC shall have executed and delivered to CBM an employment agreement substantially in the form of CBM's standard employment agreement.

          (T)  L.J. Melody Realty Advisors Name.  L.J. Melody Realty Advisors,
               --------------------------------
     Inc., a Texas corporation ("LJMRA"), shall have assigned and transferred to LJMCo, on terms and conditions satisfactory to CBC and CBM, all right, title and interest in and to the name "L.J. Melody Realty Advisors," together with any similar names and any derivations thereof, including without limitation (A) the right to sue or otherwise recover for any and all past, present or future infringements thereof, (B) the right to all income, royalties, damages and other payments now and hereafter due or payable with respect thereto and (C) all rights corresponding thereto in each location where such name has been used prior to the date hereof and all rights of any kind whatsoever accruing thereunder or pertaining thereto, together in each case with the goodwill of the business represented and symbolized thereby. Prior to the Closing, LJMRA shall have adopted and filed with the Secretary of State of Texas an amendment to its Articles of Incorporation or other constitutive documents to change its name to a name other than "L.J. Melody Realty Advisors" or any similar name and shall have delivered to CBC and CBM a true and correct copy of such amendment conformed by the Secretary of State of Texas.

          (U)  Termination of Shareholders' Agreement.  The Shareholders'
               --------------------------------------
     Agreement dated as of August 19, 1992 by and among LJMCo, LJM, JMB, Gwendolyn G. Melody and Susan Bradley shall have been terminated by the parties thereto on terms and conditions satisfactory to CBC and CBM.

     11.3 Conditions to Obligations of the Shareholders.  The obligations of the
          ---------------------------------------------
Shareholders to effect the transactions contemplated hereby are subject to the satisfaction on or prior to the Closing Date of the following additional conditions unless waived by the Shareholders:

          (A)  Representations and Warranties.  The representations and
               ------------------------------
     warranties of CBC and CBM set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as if made at and as of the Closing Date, except as otherwise contemplated by this Agreement, and the Shareholders shall have received a certificate signed by the Chief Executive Officer of each of CBC and CBM to such effect.

          (B)  Performance of Obligations of the CB Companies.  CBC and CBM
               ----------------------------------------------
     shall have performed in all material respects all obligations required to be performed by them under this Agreement prior to the Closing Date, and the Shareholders shall have received a certificate signed by the Chief Executive Officer of each of CBC and CBM to such effect.

          (C)  Opinion of Counsel to CBC and CBM.  The Shareholders shall have
               ---------------------------------
     received an opinion dated the Closing Date of Pillsbury Madison & Sutro
                                                   -------------------------
     LLP, outside counsel to CBC and CBM, in substantially the form of Exhibit
                                                                       -------
     H.
     -
          (D)  Letters of Credit and Guaranty.  CBM shall have obtained and
               ------------------------------
     delivered the Letters of Credit which Credit shall be in a form satisfactory to the Parties hereto and CBC shall have executed and delivered the Guaranty in substantially the form of Exhibit I.
                                                         ---------

          (E)  No Material Adverse Change.  Since December 31, 1995, there shall
               --------------------------
     have been no changes in the condition (financial or otherwise), business, prospects, employees, operations, obligations or liabilities of the CB Companies which, in the aggregate, have had or may be reasonably expected to have a materially adverse effect on the financial condition, business or results of operations of the CB Companies on a consolidated basis.

          (F)  Employment Agreement.  CBM and LJM shall have entered into the
               --------------------
     LJM Employment Agreement in the form of Exhibit D hereto.
                                             ---------

          (G)  Intentionally Deleted.
               ---------------------

          (H)  Intentionally Deleted.
               ---------------------

          (I)  LJMCal Stock Purchase Conditions.  All conditions precedent to
               --------------------------------
     the obligations of LJM under the LJMCal Stock Purchase Agreement shall have been satisfied or waived and the transactions contemplated by the LJMCal Stock Purchase Agreement shall have been consummated.

          (J)  Intentionally Deleted.
               ---------------------


                                  ARTICLE 12

                         SURVIVAL AND INDEMNIFICATION
                         ----------------------------

          12.1  Survival.  Each of the representations, warranties, covenants
                --------
and agreements of each of the CB Companies and each of the Shareholders (but not LJMCo which shall have no liability for any Losses resulting from a breach of this Agreement after the Closing Date) contained in this Agreement (including those made in the Exhibits and Schedules hereto), any updates to the Schedules pursuant to Section 8.9 or 9.5 hereof, the certificates delivered pursuant to
            -----------    ---
Sections 11.2(A), 11.2(B), 11.3(A) and 11.3(B) hereof and any other document or
- ----------------  -------  -------     -------
certificate delivered pursuant to this Agreement or the LJMCal Stock Purchase Agreement shall be deemed renewed by such Party at the Closing as if made at such time and shall survive the Closing and shall continue in full force and effect thereafter, even if the damaged Party knew or had reason to know of any misrepresentation or breach of warranty at the time of Closing, unless, subject to Sections 8.9 and 9.5 hereof, such misrepresentation or breach is disclosed in
   ------------     ---
an Exhibit or Schedule hereto or any updates to the Schedules pursuant to

Sections 8.9 and 9.5 hereof.
- ------------     ---

     12.2  Indemnification by the Shareholders.
           -----------------------------------

          (A)  Except as otherwise expressly provided in this Section 12.2, on
                                                              ------------
     and after the Closing Date, the Shareholders shall defend, indemnify and hold harmless each CB Company, and each of their respective Affiliates, officers, directors, employees, agents, successors and assigns (collectively, "CBC's Indemnified Persons"), and shall reimburse CBC's Indemnified Persons, for, from and against, each and every demand, claim, loss (which shall include any diminution in value), liability, judgment, and damage (and costs and expenses, including attorneys' fees, but only as provided in Section 14.12) (collectively, "Losses") imposed on or incurred
                 -------------
     by CBC's Indemnified Persons, directly or indirectly, relating to, resulting from or arising out of (i) any inaccuracy in any representation or warranty in any respect, whether or not CBC's Indemnified Persons relied thereon or had knowledge thereof (unless such inaccuracy is disclosed in an Exhibit or Schedule hereto), or any breach or nonfulfillment of any covenant, agreement or other obligation of the Shareholders or LJMCo under this Agreement, any Schedule or Exhibit hereto, or any certificate or other document delivered or to be delivered pursuant hereto, (ii) any Existing Liabilities to the extent LJMCo did not have an amount of unrestricted cash or Cash Equivalents at least equal to all Existing Liabilities as of the Effective Date, (iii) any Shareholder Liability which is not an Existing Liability and (iv) the failure of the Shareholders to fully perform such Shareholder Liabilities as they become due or any breach or nonfulfillment of any covenant, agreement or obligation of the Shareholders pursuant to the Allocation Schedule or the Allocation, Assumption and Collection Agreement.

          (B)  The Shareholders shall have no liability under Section 12.2(A) in
                                                             ---------------
     the case of clause (i) of the first sentence of Section 12.2(A) and in the
                                                     ---------------
     case of Shareholder Liabilities (other than Vacation Liability) which are not Existing Liabilities pursuant to clause (iii) of Section 12.2(A) unless
                                                          ---------------
     and until the aggregate of all Losses relating thereto, when combined with Losses relating to clause (i) of the first sentence of Section 12.2(A) of
                                                            ---------------
     the LJMCal Stock Purchase Agreement and Losses relating to Shareholder Liabilities (as defined in the LJMCal Stock Purchase Agreement) which are not Vacation Liabilities (as defined in the LJMCal Stock Purchase Agreement) and are also not Existing Liabilities (as defined in the LJMCal Stock Purchase Agreement) pursuant to clause (iii) of Section 12.2(A) of
                                                           ---------------
     the LJMCal Stock Purchase Agreement, exceeds $100,000 (the "CBC Minimum Amount"), in which event the Shareholders shall be liable for all Losses, irrespective of the CBC Minimum Amount. Notwithstanding any other provision of this Agreement, the CBC Minimum Amount shall not apply to clauses (ii) or (iv) of the first sentence of Section 12.2 (A), to any Vacation
                                      ----------------
     Liability or the obligation of the Shareholders to pay Vacation Liability pursuant to Section 10.17 (Vacation) hereof or the Allocation Schedule or
                 -------------
     to Shareholder Liabilities which are also Existing Liabilities, regardless of whether any Losses relating thereto may also constitute a Loss arising from any matter described in clause (i) of the first sentence of Section
                                                                      -------
     12.2(A).
     -------

          (C) Any Loss resulting from or arising out of a Shareholder Liability which is not an Existing Liability will be net of any insurance proceeds received by CBM from a third party carrier, but shall include (i) any Losses covered by self-insurance arrangements by LJMCo, CBC or any Affiliates thereof and any reserves established thereunder and (ii) any costs incurred in connection with insurance and third party recoveries, premium adjustments (retrospective and experience-based) and indemnification obligations to third parties. Notwithstanding the foregoing, however, the Shareholders shall have no obligation to defend, indemnify and hold harmless CBC's Indemnified Persons, or to reimburse CBC's Indemnified Persons, for, from and against, any Losses imposed on or incurred by CBC's Indemnified Persons, directly or indirectly, relating to, resulting from or arising out of any inaccuracy in any representation or warranty by LJMCo under Section 10.13 of this Agreement.
                             -------------

     12.3 Indemnification by CBC.  Except as otherwise expressly provided in
          ----------------------
this Section 12.3, on or after the Closing Date, CBC shall defend, indemnify and
     ------------
hold harmless the Shareholders and each of their heirs and assigns (the Shareholders and such other persons, collectively "Shareholders Indemnified Persons") and shall reimburse the Shareholders Indemnified Persons for, from and against all Losses imposed on or incurred by the Shareholders Indemnified Persons, directly or indirectly, relating to, resulting from or arising out of
(i) any inaccuracy in any representation or warranty in any respect, whether or not Shareholders Indemnified Persons relied thereon or had knowledge thereof (unless such inaccuracy is disclosed in an Exhibit or Schedule hereto), or any breach or nonfulfillment of any covenant, agreement or other obligation of CBC or CBM under this Agreement, any Schedule or Exhibit hereto or any certificate or other document delivered or to be delivered pursuant hereto (including under the Allocation Schedule and the Allocation, Assumption and Collection Agreement) and (ii) any Liability (other than a Shareholder Liability) specifically allocated to CBC or CBM in the Allocation Schedule.

     12.4 CBC's Right of Set-Off.
          ----------------------

          (A) In the event a CBC Indemnified Person incurs a Loss or otherwise becomes entitled to any amounts under this Article 12 (subject to the
                                                ----------
     provisions set forth in Section 12.2 regarding CBC's Minimum Amount), CBC
                             ------------
     shall notify the Shareholders in writing of such Loss or other amount (a "Claim Notice") specifying in reasonable detail the amount of such Loss or other amount. The Shareholders shall thereafter have ten (10) business days after receipt of such Claim Notice to pay to CBC the entire amount of such Loss or other amount. In the event the Shareholders do not pay such amount within that time, the CB Companies may set off such Loss or other amount against amounts otherwise payable under the Notes or the Guaranty. Any such set-off shall be exercised with respect to all the Notes pro rata based on the then outstanding principal balance of the Notes. The exercise of such right of set-off by the CB Companies, whether or not ultimately determined to be justified, shall not constitute a breach of this Agreement or an event of default by CBC or CBM under the Notes, the Guaranty or any other instrument securing the Notes and shall not entitle the payee to accelerate any amounts due under the Notes.

          (B) Any amount set off against the Notes under subsection (A) above shall be set off first, against the aggregate unpaid principal amount of the Notes, which shall be reduced accordingly, and second, against any accrued but unpaid interest. The quarterly principal payments due under the Notes shall not be reduced as a result of any such principal reduction, however, the quarterly interest payments due thereunder shall be calculated based on such reduced principal amount.

          (C) In the event the Contingent Notes are terminated or canceled pursuant to Section 4 of the Contingent Notes, at CBC's option either (i)
                 ---------
     the Shareholders shall jointly and severally reimburse CBM for all Excess Contingent Payments within ten (10) days of such cancellation or (ii) CBM shall be entitled to set off the amount of all Excess Contingent Payments against any remaining outstanding Notes, pro rata based on the principal amount of each such Note. As used herein, an Excess Contingent Payment means (i) any prior set-off against the Contingent Notes and (ii) any amount paid pursuant to such Contingent Notes following the occurrence of an event which with notice or the passage of time or both allowed cancellation of such Contingent Notes pursuant to Section 4 thereof, plus
                                                       ---------
     interest from the date of such event calculated at the rate of 10% per annum.

          (D) Neither the exercise of nor the failure to exercise such right of set-off shall constitute an election of remedies nor limit the CB Companies in any manner in the enforcement of any other remedies that may be available to them.

     12.5 Notice and Defense of Third-Party Claims.  If any action, claim or
          ----------------------------------------
proceeding shall be brought or asserted under this Section 12.5 against an
                                                   ------------
indemnified party or any successor thereto (the "Indemnified Person") in respect of which indemnity may be sought under this Article 12 from an indemnifying
                                            ----------
person or any successor thereto (the "Indemnifying Person"), the Indemnified Person shall give prompt written notice of such action or claim to the Indemnifying Person who shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Person and the payment of all expenses; except that any delay or failure to so notify the Indemnifying Person shall relieve the Indemnifying Person of its obligations hereunder only to the extent, if at all, that it is prejudiced by reason of such delay or failure. The Indemnified Person shall have the right to employ separate counsel in any of the foregoing actions, claims or proceedings and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Indemnified Person unless both the Indemnified Person and the Indemnifying Person are named as parties and the Indemnified Person shall in good faith determine that the representation by the same counsel is inappropriate. In the event that the Indemnifying Person, within ten days after notice of any such action or claim, fails to assume the defense thereof, the Indemnified Person shall have the right to undertake the defense, compromise or settlement of such action, claim or proceeding for the account of the Indemnifying Persons, subject to the right of the Indemnifying Person to assume, at its expense, the defense of such action, claim or proceeding with counsel satisfactory to the Indemnified Person at any time prior to the settlement, compromise or final determination thereof. Anything in this Article 12 to the
                                                            ----------
contrary notwithstanding, the Indemnifying Person shall not, without the Indemnified Person's prior written consent, settle or compromise any action or claim or consent to the entry of any judgment with respect to any action, claim or proceeding for anything other than money damages paid by the Indemnifying Person. The Indemnifying Person may, without the Indemnified Person's prior written consent, settle or compromise any such action, claim or proceeding or consent to entry of any judgment with respect to any such action or claim that requires solely the payment of money damages by the Indemnifying Person and that includes as an unconditional term thereof the release by the claimant or the plaintiff of the Indemnified Person from all liability with respect to such action, claim or proceeding.

     12.6 Limitation.  An Indemnifying Person shall have no liability under this
          ----------
Article 12 unless notice of a claim for indemnity, or notice of facts as to
- ----------
which an indemnifiable Loss is expected to be incurred, shall have been given prior to ninety days after the expiration of the appropriate statute of limitations with respect thereto, as the same may be extended from time to time by the Indemnifying Person; provided however, that the CB Companies may give
                            -------- -------
notice of and may make a claim relating to the outstanding capital stock of LJMCo or the ownership thereof at any time.

     12.7 Exclusivity.  Subject to the provisions of Section 12.4 (Right of Set-
          -----------                                ------------
Off), after the Closing, the provisions of this Article 12 shall be the
                                                ----------
exclusive basis for the assertion of claims by or imposition of liability on the parties hereto arising under or as a result of this Agreement, the Notes, the Guaranty, the General Release and the transactions contemplated by each of the foregoing; provided however, that nothing herein shall preclude any Party hereto
           -------- -------
from asserting a claim for equitable remedies under Section 14.11 (Dispute
                                                    -------------
Resolution) hereof.


                                  ARTICLE 13

                                  TERMINATION
                                  -----------

     13.1 Termination.  This Agreement may be terminated by written notice given
          -----------
prior to or at the Closing:

          (A)  by mutual written consent of CBC, CBM and the Shareholders;

          (B) by either CBC or CBM, on the one hand, or the Shareholders, on the other hand, if there has been a material breach by the other Party or its Affiliates of any representation or warranty contained herein or in the LJMCal Stock Purchase Agreement or in the due and timely performance of any covenant or agreement contained herein or in the LJMCal Stock Purchase Agreement, and such breach has not been promptly waived;

          (C) by either CBC or the Shareholders if the transactions contemplated hereby and by the LJMCal Stock Purchase Agreement shall not have been consummated, other than through failure of any such Party to fulfill its obligations hereunder, on or before July 8, 1996 or such other date as the parties may mutually agree upon;

          (D) by either CBC or the Shareholders if (1) there shall be a final nonappealable order of a federal or state court in effect preventing consummation of the transactions contemplated hereby or by the LJMCal Stock Purchase Agreement or (2) any Governmental Entity takes any action or enacts, promulgates or issues or deems applicable to the transactions contemplated hereby or by the LJMCal Stock Purchase Agreement any statute, rule, regulation or order which would make consummation of the transactions contemplated hereby or by the LJMCal Stock Purchase Agreement illegal;

          (E) by either CBC or the Shareholders if any Governmental Entity takes any action or enacts, promulgates or issues or deems applicable to the transactions contemplated hereby or by the LJMCal Stock Purchase Agreement any statute which would (1) prohibit CBC's or CBM's ownership or operation of all or a material portion of the business or assets of LJMCo, LJMCal or any of their respective Subsidiaries taken as a whole, or compel CBC, CBM, LJMCo or LJMCal to dispose of or hold separate all or a material portion of the business or assets of CBM, LJMCo or LJMCal as a result of the transactions contemplated hereby or by the LJMCal Stock Purchase Agreement (2) render CBC, CBM or the Shareholders unable to consummate the transactions contemplated hereby or by the LJMCal Stock Purchase Agreement, except for any waiting period provisions;

          (F)  (i) by CBC if all the conditions set forth in Sections 11.1
                                                             -------------
     (Conditions Precedent) and 11.2 (Conditions to the Obligations of CBC and
                                ----
     CBM) of this Agreement or Sections 11.1 (Conditions Precedent) and 11.2
                               -------------                            ----
     (Conditions to the Obligations of CBC and CBM) of the LJMCal Stock Purchase Agreement shall not have been satisfied on or before the Closing Date (or the Effective Date in the case of conditions required to be satisfied on or before the Effective Date), other than through failure of CBC or CBM to fully comply with its obligations hereunder or thereunder, and shall not have been waived by CBC or CBM on or before such date;

               (ii) by the Shareholders, if all the conditions set forth in Sections 11.1 (Conditions Precedent) and 11.3 (Conditions Precedent to the
     -------------                            ----
     Obligations of the Shareholders) of this Agreement or Sections 11.1
                                                           -------------
     (Conditions Precedent) and 11.3 (Conditions Precedent to the Obligations of
                                ----
     LJM) of the LJMCo Stock Purchase Agreement shall not have been satisfied on or before the Closing Date, other than through failure of either of the Shareholders to fully comply with their obligations hereunder or thereunder, and shall not have been waived by the Shareholders on or before such date;

          (G) by CBC if any supplement or update to the Schedules to this Agreement or the LJMCal Stock Purchase Agreement contains disclosures of any fact or condition which makes untrue, or shows, to have been untrue, in any material respect, any representation or warranty or other statement of LJMCo or the Shareholders contained in this Agreement or the LJMCal Stock Purchase Agreement or in the Schedules hereto or thereto or shows a covenant or agreement of LJMCo or the Shareholders contained herein or therein to have been breached in any material respect;

          (H) by the Shareholders if any supplement or update to the Schedules to this Agreement or the LJMCal Stock Purchase Agreement contains disclosures of any fact or condition which makes untrue or shows to have been untrue, in any material respect, any representation or warranty or other statement of any of the CB Companies contained in this Agreement or the LJMCal Stock Purchase Agreement or in the Schedules hereto or thereto or shows a covenant or agreement of any of the CB Companies contained herein or therein to have been breached in any material respect; or

          (I)  By CBC, CBM or the Shareholders if any event has occurred under
     Article 13 (Termination) of the LJMCal Stock Purchase Agreement which would
     ----------
     allow such Party to terminate the LJMCal Stock Purchase Agreement and such Party has terminated the LJMCal Stock Purchase Agreement.

     13.2 Effect of Termination.
          ---------------------

          (A) In the event of termination of this Agreement by either the Shareholders or CBC as provided in Section 13.1, this Agreement shall
                                        ------------
     forthwith become void and there shall be no liability or obligation on the part of the parties hereto or their respective officers or directors except
     (i) to the extent such termination results from a breach by any such Person of its representations, warranties, covenants or agreements set forth in this Agreement (ii) the last two sentences of Sections 8.7 and 9.3 (Access
                                                   ------------     ---
     to Information; Confidentiality), and (iii) the obligations set forth in Sections 13.2(B), 14.11 (Dispute Resolution) and Article 14.7 (Expenses).
     ----------------  -----                          ------------

          (B) Notwithstanding anything to the contrary in this Section, to the extent that such termination occurs pursuant to Section 13.1(B), the
                                                     ---------------
     terminating Party shall be entitled to recover from the defaulting Party the sum of one hundred thousand dollars ($100,000) as liquidated damages (the "Liquidated Damages") and not as a penalty, unless the terminating Party is in material breach of this Agreement. The terminating Party shall, upon receipt of the Liquidated Damages, be precluded from exercising any other right or remedy available under this Agreement or applicable law.


                                  ARTICLE 14

                                 MISCELLANEOUS
                                 -------------

     14.1 Entire Understanding.  This Agreement (including the Recitals,
          --------------------
Schedules and Exhibits hereto) and the other agreements and instruments, the execution and delivery of which are provided for herein, constitutes the entire agreement and understanding of the parties hereto with respect to the subject matter hereof, and terminates and supersedes any and all prior agreements, arrangements and understandings, both oral and written, among the parties hereto concerning the subject matter hereof.

     14.2 Waiver and Amendment.  No waiver, amendment, modification or change of
          --------------------
any provision of this Agreement shall be effective unless and until made in writing and signed by CBM (by a duly authorized officer other than LJM or JMB or any member of LJM's or JMB's family), CBC and the Shareholders. No waiver, forbearance or failure by any Party of its right to enforce any provision of this Agreement shall constitute a waiver or estoppel of such Party's right to enforce any other provision of this Agreement or a continuing waiver by such Party of compliance with any provision.

     14.3 Headings.  The headings herein are for convenience only, do not
          --------
constitute a part of this Agreement, and shall not be deemed to limit or affect any of the provisions hereof.

     14.4 Counterparts.  This Agreement may be executed in two or more
          ------------
counterparts, each of which shall be deemed to be original, but all of which together shall constitute one and the same instrument.

     14.5 Intentionally Deleted.
          ---------------------

     14.6 Merger of Documents.  This Agreement and all agreements and documents
          -------------------
contemplated hereby constitute one agreement and are interdependent upon each other in all respects.

     14.7 Incorporation of Schedules.  All Exhibits and Schedules hereto are by
          --------------------------
this reference incorporated herein and made a part hereof for all purposes as if fully set forth herein.

     14.8 Interpretation.  The provisions of this Agreement are intended to be
          --------------
interpreted and construed in a manner so as to make such provisions valid, binding and enforceable. In the event that any provision of this Agreement is determined to be partially or wholly invalid, illegal or unenforceable, then such provision shall be deemed to be modified or restricted to the extent necessary to make such provision valid, binding and enforceable, or, if such provision cannot be modified or restricted in a manner so as to make such provision valid, binding and enforceable, then such provision shall be deemed to be excised from this Agreement and the validity, binding effect and enforceability of the remaining provisions of this Agreement shall not be affected or impaired in any manner. Except pursuant to the Employment Agreement, nothing in this Agreement shall be interpreted or construed as creating, expressly or by implication, a partnership, joint venture, agency relationship or employment relationship between the parties hereto or any of their respective officers, directors, agents, employees or representatives.

     14.9 Notices.  All notices, requests, demands and other communications
          -------
under this Agreement shall be in writing and shall be deemed to have been delivered three business days after having been mailed in a general or branch post office and enclosed in a registered or certified post-paid envelope; one business day after having been sent by overnight courier, when delivered to a telegraph company or when scanned graphically or otherwise by telegraphic communications equipment of the sending party on a business day, or otherwise on the next succeeding business day thereafter; and, in each case, addressed to the respective parties at the addresses stated below or to such other changed addresses the parties may have fixed by notice as provided herein:

If to LJM or any of the Shareholders:

                                    Lawrence J. Melody
                                    506 Ramblewood
                                    Houston, Texas, 77079
                                    Telephone:   (713) 497-3986
                                    Telecopier:  (713) 497-4305
and:

                                    John M. Bradley
                                    311 Vanderpool
                                    Houston, Texas 77024
                                    Telephone:   (713) 787-1915
                                    Telecopier: (713) 787-1998

With a Copy to:
                                    Baker & Botts, L.L.P.
                                    3000 One Shell Plaza
                                    910 Louisiana
                                    Houston, Texas 77002
                                    Attention:  Fred H. Dunlop
                                    Telephone:  (713) 229-1234
                                    Telecopier: (713) 229-1522

If to the CB Companies:
                                    CB Commercial Mortgage Company, Inc.
                                    533 South Fremont Avenue
                                    Los Angeles, CA 90071
                                    Attention:  James J. Didion
                                    Telephone:   (213) 613-3515
                                    Telecopier:  (213) 613-3015

With copies to:
                                    CB Commercial Mortgage Company, Inc.
                                    533 South Fremont Avenue
                                    Los Angeles, CA  90071
                                    Attention:  Walter V. Stafford
                                    Telephone:  (213) 613-3588
                                    Telecopier: (213) 613-3015

and:
                                    Pillsbury Madison & Sutro LLP
                                    725 S. Figueroa Street, Suite 1200
                                    Los Angeles, CA 90017
                                    Attention: Peter V. Leparulo
                                    Telephone:   (213) 488-7100
                                    Telecopier:  (213) 629-1033

     14.10  Successors and Assigns.  This Agreement shall not be assigned or
            ----------------------
assignable by any Party without the prior written consent of each other Party. Subject to the preceding sentence, each term and provision of this Agreement shall be binding upon and enforceable against and inure to the benefit of any successors or assigns of CBC and CBM and any heirs, representatives, successors or assigns of the Shareholders. Nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the Parties and their respective successors and assigns any rights or remedies under or by reason of this Agreement. Without limiting the generality of the foregoing, at the effective time of the merger or consolidation of CBM and LJMCal with and into LJMCo pursuant to this Agreement and the LJMCal Stock Purchase Agreement, this Agreement shall be binding upon and inure to the benefit of LJMCo as the surviving corporation.

     14.11  Dispute Resolution.  Any dispute arising out of or relating to this
            ------------------
Agreement, the LJMCal Stock Purchase Agreement (or any Exhibit or Schedule hereto or thereto or any other or certificate delivered pursuant to this Agreement, including without limitation the Notes, the Guaranty, the Covenants Not To Compete, the Employment Agreement, the Trademark Agreement, the Letters of Credit and the General Release) or the transactions contemplated hereby or thereby or the breach, termination or validity hereof or thereof, including any dispute based in whole or in part on tort or other non-contractual principles of law, shall be resolved in the following manner:

          (A) Any party may give written notice to the other parties of any dispute which has arisen. Any other party may give notice within five (5) business days of receipt of the first notice of any additional dispute(s), all to the end that the parties may be reasonably aware of the matters in dispute.

          (B) The parties to such dispute shall use all reasonable efforts to resolve the dispute through direct discussions within 30 days of the first written notice that there is such a dispute.

          (C) If no amicable settlement is reached as a result of the procedure in subparagraph (B) hereof, the matter shall be fully and finally resolved by arbitration conducted expeditiously by a single arbitrator in accordance with the Rules for Non-Administered Arbitration of Business Disputes promulgated by the CPR Institute for Dispute Resolution (formerly Center for Public Resources). No arbitrator may serve who, during the three-year period immediately preceding the date the arbitration notice is filed, has had a material personal or financial relationship with any participant to the dispute or any Affiliate of any such participant. The place of arbitration shall be (i) Denver or Phoenix, as designated by the Party commencing the arbitration, or (ii) any other city mutually agreed upon by the Parties. The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. (S)(S) 1-16 and judgment upon the award of the arbitrator may be entered by any court having jurisdiction thereof. The arbitrator is not empowered to act as amiable compositeur or to award damages in excess of compensatory damages, and each Party hereto hereby waives any claim it may otherwise have to money damages in excess of direct compensatory damages. This Section 14.11 shall not apply to actions
                                 -------------
     seeking enforcement of this Agreement to arbitrate or to enforce Sections
                                                                      --------
     8.7 and 9.3 (Access to Information; Confidentiality) hereof as to
     ---     ---
     confidentiality, Section X (Proprietary Information; Non-solicitation) of
                      ---------
     Exhibit D (Employment Agreement), Sections 3 (Non-Competition) or 4 (Trade
     ---------                         ----------                      -
     Secrets; Non-solicitation) of Exhibit E (Covenants Not to Compete), the
                                   ---------
     Trademark Agreement or with respect to any request for provisional or interim relief brought prior to the appointment of an arbitrator, provided that an arbitration notice has been promptly filed prior to such action being brought.

          (D) The dispute resolution proceedings contemplated by this provision shall be as confidential and private as permitted by law. To that end, the parties shall not disclose the existence, content or results of any claims hereunder or proceedings conducted in accordance with this provision, and materials submitted in connection with such proceedings shall not be admissible in any other proceeding; provided, however, that this
                                         --------  -------
     confidentiality provision shall not prevent a petition to vacate or enforce an arbitral award, and shall not bar disclosures required by law. The parties agree that any decision or award resulting from proceedings in accordance with this dispute resolution provision shall have no preclusive effect in any other matter involving third parties.

     14.12  Attorneys' Fees.  If an arbitration or other legal proceeding is
            ---------------
brought to enforce or interpret the provisions of this Agreement or any other agreement or instrument provided for herein or as to the rights or obligations of any Party to this Agreement or such other agreement or instrument, the prevailing Party in such action shall be entitled to recover as an element of such Party's costs of suit, and not as damages, a reasonable attorney's fee to be fixed by the court or the arbitrator. The prevailing Party shall be the Party who is entitled to recover its costs of suit as ordered by the arbitrator, the court or by applicable law or court rules. A Party not entitled to recover its costs shall not recover attorney's fees.

     14.13  Governing Law.  This Agreement shall be governed by and construed in
            -------------
accordance with the internal laws of the State of New York, without regard to principles of conflict of laws.

     14.14  Joint and Several.  Except as otherwise specified herein, the
            -----------------
agreements, covenants, representations, warranties, undertakings, liabilities and obligations herein of each of the Shareholders are joint and several.

     14.15  Construction.  The Parties have participated jointly in the
            ------------
negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local or foreign statute or law shall be deemed to refer also to all rules and regulations promulgated thereunder, unless the context otherwise requires. The Schedules to this Agreement shall not be deemed adequate to disclose an exception to a representation or warranty made herein unless the Schedule identifies the exception with reasonable particularity and describes the relevant facts in detail. Without limiting the generality of the foregoing, the mere listing of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of a document or other item itself). The Parties intend that each representation, warranty and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from nor mitigate the fact that the Party is in breach of the first representation, warranty or covenant.

     14.16  Cooperation.  Each Party hereto shall cooperate with the other Party
            -----------
and shall take such further action and shall execute and deliver such further documents as may be necessary or desirable in order to carry out the provisions and purposes of this Agreement.

     14.17  Expenses.  Except as otherwise expressly provided herein, each of
            --------
the CB Companies and the Shareholders will pay their own respective costs and expenses in connection with the negotiation, preparation, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, including, but not limited to, attorneys' fees, accountants' fees and other professional fees and expenses. Notwithstanding the foregoing, CBC and CBM, on the one hand, and the Shareholders, on the other hand, shall each pay one-half of all filing fees under the HSR Act.

     14.18  Representation by Counsel.  Each Party hereto represents and agrees
            -------------------------
with the other, that it has been represented by independent counsel of its own choosing, that it has had the full right and opportunity to consult with such counsel that it availed itself of this right and opportunity, that such Party or its authorized officers have carefully read and fully understand this Agreement in its entirety that each is fully aware of the contents thereof and its meaning, intent and legal effect, and that such Party or its authorized officer is competent to execute this Agreement and has executed this Agreement free from coercion, duress or undue influence.



                            [Signature Page Follows]

     IN WITNESS WHEREOF, the Parties have each executed and delivered this Stock Purchase Agreement as of the day and year first above written.

                             CB COMMERCIAL REAL ESTATE GROUP, INC.



                             By  /s/ James J. Didion
                                ------------------------------------------
                             Name   James J. Didion
                                 -----------------------------------------
                             Title  Chief Executive Officer
                                  ----------------------------------------



                             CB COMMERCIAL MORTGAGE COMPANY, INC.



                             By /s/ James J. Didion
                               -------------------------------------------
                             Name   James J. Didion
                                 -----------------------------------------
                             Title  Vice President
                                  ----------------------------------------


                             /s/ Lawrence J. Melody
                             ---------------------------------------------
                             LAWRENCE J. MELODY


                             /s/ John M. Bradley
                             ---------------------------------------------
                             JOHN M. BRADLEY

                    CONSENT OF SPOUSE OF LAWRENCE J. MELODY
                    ---------------------------------------



          I, Gwendolyn G. Melody, am the spouse of Lawrence J. Melody, who is a
             -------------------
party to the foregoing Stock Purchase Agreement by and among CB Commercial Real Estate Group, Inc., CB Commercial Mortgage Company, Inc., Lawrence J. Melody, my spouse, and John M. Bradley (the "Agreement"). I acknowledge that I have read, know and understand the contents of the Agreement and the effects thereof. I hereby consent to the execution and delivery of, approve of and agree to be bound by the terms, conditions and other provisions of the Agreement, and all other agreements which are contemplated by or attached as exhibits to the Agreement to which my spouse is or will become a party, whether entered into before or after the date of this Consent, to the same extent as if I were a party thereto, and consent to the performance by the parties of their obligations thereunder.

          I agree that my interest, if any, in the assets and liabilities which are subject to the Agreement (including any community property interest therein) will be irrevocably bound by the Agreement.

          I am aware that the legal, financial and related matters contained in the Agreement are complex and that I have a right to seek with independent professional guidance and independent legal counsel with respect to this Consent. I have either sought such guidance or counsel or determined after reviewing the Agreement carefully that I waive such right.

Dated: June 26, 1996
       -------


                                  /s/ Gwendolyn G. Melody
                                  ----------------------------------------

                                  Print Name Gwendolyn G. Melody
                                            ------------------------------